STANDARD TERMS FOR TRUST AGREEMENTS

                                     between

                         MERRILL LYNCH DEPOSITOR, INC.,

                                  as Depositor

                                       and

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                   as Trustee

                                   DEBT UNITS

                          Dated as of ________ __, 1997

                                TABLE OF CONTENTS

                                    ARTICLE I

                           DEFINITIONS AND ASSUMPTIONS

Section 1.01. Definitions.................................................  1
Section 1.02. Rules of Construction....................................... 18
Section 1.03. Compliance Certificates and Opinions; Record Date........... 18

                                   ARTICLE II

                DECLARATION OF TRUSTS; ISSUANCE OF CERTIFICATES;

                      PURPOSE AND CLASSIFICATION OF TRUSTS

Section 2.01. Creation and Declaration of Trusts; Assignment of
              Underlying Securities....................................... 20
Section 2.02. Acceptance by Trustee....................................... 21
Section 2.03. Representations and Warranties of the Depositor............. 22
Section 2.04. Breach of Representation, Warranty or Covenant.............. 23
Section 2.05. Agreement to Authenticate and Deliver Certificates.......... 23

                                   ARTICLE III

                          ADMINISTRATION OF EACH TRUST

Section 3.01. Administration of Each Trust................................ 23
Section 3.02. Collection of Certain Underlying Security Payments.......... 24
Section 3.03. Certificate Account......................................... 24
Section 3.04. Distribution or Sale of the [Underlying Securities]......... 25
Section 3.05. Investment of Funds in the Accounts......................... 25
Section 3.06. Maintenance of Credit Support............................... 26
Section 3.07. Realization Upon Defaulted Underlying Securities............ 27
Section 3.08. Retained Interest........................................... 27
Section 3.09. Access to Certain Documentation............................. 27
Section 3.10. Reports by the Depositor.................................... 28
Section 3.11. Charges and Expenses........................................ 29

                                   ARTICLE IV

                 DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS

Section 4.01. Distributions............................................... 29
Section 4.02. Distributions on Certificates............................... 29
Section 4.03. Reports to Certificateholders............................... 30
Section 4.04. Advances.................................................... 32
Section 4.05. Allocation of Realized Losses and Trust Expenses............ 33
Section 4.06. Compliance with Withholding Requirements.................... 33
Section 4.07. Optional Exchange........................................... 34
Section 4.08. Call Right.................................................. 35

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01. The Certificates............................................ 37
Section 5.02. Execution, Authentication and Delivery...................... 38
Section 5.03. Temporary Certificates...................................... 38
Section 5.04. Registration; Registration of Transfer and Exchange......... 39
Section 5.05. Mutilated, Destroyed, Lost and Stolen Certificates.......... 41
Section 5.06. Persons Deemed Owners....................................... 42
Section 5.07. Cancellation................................................ 42
Section 5.08. Global Securities........................................... 42
Section 5.09. Notices to Depository....................................... 44
Section 5.10. Definitive Certificates..................................... 44
Section 5.11. Currency of Distributions................................... 45
Section 5.12. Conditions of Authentication and Delivery of New Series..... 46
Section 5.13. Appointment of Paying Agent................................. 48
Section 5.14. Authenticating Agent........................................ 49
Section 5.15. Voting Rights with Respect to Underlying Securities......... 50
Section 5.16. Actions by Certificateholders............................... 51
Section 5.17. Events of Default........................................... 51
Section 5.18. Judicial Proceedings Instituted by Trustee; Trustee May
              Bring Suit.................................................. 51
Section 5.19. Control by Certificateholders............................... 52
Section 5.20. Waiver of Past Defaults..................................... 52
Section 5.21. Right of Certificateholders to Receive Payments Not to
              Be Impaired................................................. 53
Section 5.22. Remedies Cumulative......................................... 53

                                   ARTICLE VI

                                  THE DEPOSITOR

Section 6.01. Liability of the Depositor.................................. 53
Section 6.02. Limitation on Liability of the Depositor.................... 53
Section 6.03. Depositor May Purchase Certificates......................... 54
Section 6.04. Merger or Consolidation of the Depositor.................... 55
Section 6.05. No Liability of the Depositor with Respect to the
              Underlying Securities; Certificateholders to Proceed
              Directly Against the Underlying Securities Issuer(s)........ 55

                                   ARTICLE VII

                             CONCERNING THE TRUSTEE

Section 7.01. Duties of Trustee........................................... 55
Section 7.02. Agreements Between Trustee and Administrative Agents........ 59
Section 7.03. Certain Matters Affecting the Trustee....................... 60
Section 7.04. Trustee Not Liable for Recitals in Certificates or
              Underlying Securities....................................... 61
Section 7.05. Trustee May Own Certificates................................ 62
Section 7.06. Trustee's Fees and Expenses................................. 62
Section 7.07. Eligibility Requirements for Trustee........................ 63
Section 7.08. Resignation or Removal of the Trustee; Appointment of
              Successor Trustee........................................... 63
Section 7.09. Appointment of Office or Agency............................. 65
Section 7.10. Representations and Warranties of Trustee................... 65
Section 7.11. Indemnification of Trustee by the Depositor; Contribution... 66
Section 7.12. Indemnification of Depositor by Trustee..................... 68
Section 7.13. No Liability of the Trustee with Respect to the Underlying
              Securities; Certificateholders to Proceed Directly Against
              the Underlying Securities Issuer(s)......................... 68
Section 7.14. The Depositor to Furnish Trustee with Names and Addresses of Certificateholders....................................... 68
Section 7.15. Preservation of Information................................. 68
Section 7.16. Reports by Trustee.......................................... 69
Section 7.17. Trustee's Application for Instructions from the Depositor... 69

                                  ARTICLE VIII

                                  MARKET AGENT

Section 8.01. Market Agent................................................ 69

                                   ARTICLE IX

                                   TERMINATION

Section  9.01.Termination upon Liquidation of All Underlying Securities... 70

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01. Amendment.................................................. 71
Section 10.02. Limitation on Rights of Certificateholders................. 72
Section 10.03. Governing Law.............................................. 73
Section 10.04. Notices.................................................... 73
Section 10.05. Notice to Rating Agencies.................................. 74
Section 10.06. Severability of Provisions................................. 75
Section 10.07. Grant of Security Interest................................. 75
Section 10.08. Nonpetition Covenant....................................... 76
Section 10.09. No Recourse................................................ 76
Section 10.10. Article and Section References............................. 77
Section 10.11. Counterparts............................................... 77
Section 10.12. Trust Indenture Act........................................ 77

                  STANDARD TERMS FOR TRUST AGREEMENTS dated as of ________ __, 1997, between MERRILL LYNCH DEPOSITOR, INC., a Delaware corporation, as Depositor (the "Depositor"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee (the "Trustee").

                              PRELIMINARY STATEMENT

                  The Depositor and the Trustee have duly authorized the execution and delivery of these Standard Terms for Trust Agreements (the "Standard Terms") to provide for one or more Series (and one or more Classes within each such Series) of Certificates, issuable from time to time as provided in these Standard Terms.

                  Each such Series (inclusive of any Classes specified within such Series) of Certificates will be issued only under a separate Supplement to these Standard Terms, duly executed and delivered by the Depositor and the Trustee. With respect to each Series of Certificates, these Standard Terms and all amendments hereof and, unless the context otherwise requires, the related Supplement and all amendments thereto shall be known as the "Trust Agreement".

                  All representations, covenants and agreements made herein by each of the Depositor and the Trustee are for the benefit and security of the Holders and, to the extent provided in the applicable Supplement, for the benefit and security of any Credit Support Provider or any other party as specified therein.

                  The Depositor is entering into these Standard Terms, and the Trustee is accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                                    ARTICLE I

                           DEFINITIONS AND ASSUMPTIONS

                  Section 1.01. Definitions. Except as otherwise specified herein or in the applicable Supplement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Trust Agreement.

                  "Account":   As defined in Section 3.05.

                  "Accounting Date": With respect to any Series, if applicable, as defined in the related Supplement.

                  "Administration Account":  As defined in Section 7.02.

                  "Administrative Agent": Any Person with which the Trustee has entered into an Administration Agreement and which meets the qualifications of an Administrative Agent, pursuant to Section 7.02.

                  "Administration Agreement": The written contract, if any, between the Trustee and an Administrative Agent and any successor Trustee or Administrative Agent providing that the Trustee can delegate certain of its administrative obligations with respect to any Series hereunder.

                  "Administrative Agent Termination Event": With respect to any given Series of Certificates, any of the following: (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Underlying Securities and Credit Support, if any, as required under this Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the Holders of not less than 25% of the Voting Rights; (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Administration Agreement with respect to such Series which continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Depositor, or to the Administrative Agent, the Depositor and the Trustee by the Holders of not less than 25% of the Voting Rights; and (iii) events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations. Any additional Administrative Agent Termination Event with respect to any given Series of Certificates may be set forth in the applicable Supplement.

                  "Advance":  As defined in Section 4.04.

                  "Affiliate": With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "Control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

                  "Allocation Ratio": As defined in the related Supplement.

                  "Allowable Expense Amount": With respect to any Series, as defined in the related Supplement.

                  "Authenticating Agent": As defined in Section 5.14.

                  "Authorized Denomination": The minimum denomination in which a Certificate may be issued, or any multiple thereof, as specified in Section 3(b) of the related Supplement.

                  "Available Funds": Unless otherwise specified in the applicable Supplement, for any Distribution Date in respect of a given Series or Class, the sum of (i) all amounts actually received on or with respect to the Underlying Securities (including Liquidation Proceeds and investment income on amounts in the Accounts) with respect to such Series during the related Collection Period, (ii) all amounts received pursuant to any Credit Support Instruments with respect to such Series for such Distribution Date and (iii) all other amounts, if any, specified by the applicable Supplement less any amount held for the benefit of the Retained Interest.

                  "Beneficial Owner": With respect to Certificates held through a Depository, the beneficial owner of a Certificate. For purposes only of
Section 5.16, the Trustee shall be obligated to treat a Person who claims to be a beneficial owner of a Certificate as a "Beneficial Owner" within the meaning of the Supplement only if such Person has first delivered to the Trustee, (i) a certificate or other writing executed by such Person stating the full name and address of such Person, the principal distribution amount of the Certificate with respect to which such Person claims to be the Beneficial Owner, and the participant in the Depository ("such Person's Participant") through which such Person holds its beneficial ownership interest in the Certificates and (ii) a certificate or other writing executed by such Person's Participant confirming that such Person's Participant holds on its own books and records Certificates for the account of such Beneficial Owner and identifying the principal distribution amount held for such Beneficial Owner.

                  "Business Day": Any day that is (i) not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to close or (ii) not a business day, as such term is used in the indenture for the Underlying Securities.

                  "Call Date": The date on which the Call Right may be exercised, as specified in the applicable Supplement.

                  "Call Price": As specified in the applicable Supplement.

                  "Callable Series": A Series of Certificates or Class within such Series subject to a Call Right, as specified in the applicable Supplement.

                  "Call Right": The right of the holder thereof (or any successor), as named in the applicable Supplement, to repurchase Certificates of a Callable Series from the Holders thereof pursuant to the Call Terms .

                  "Call Terms": The terms pursuant to which a Call Right may be exercised, as set forth in the applicable Supplement.

                  "Certificate Account":  As defined in Section 3.03.

                  "Certificateholder": Any holder of a Certificate or a Retained Interest.

                  "Certificate Principal Balance": With respect to an Outstanding Certificate, as determined at any time, the maximum amount that the Holder thereof is entitled to receive as distributions allocable to principal payments on the Underlying Securities. The Certificate Principal Balance, if any, of any Class within a given Series (other than those Classes, if any, specified in the related Supplement), as of any date of determination, shall be equal to the aggregate initial Certificate Principal Balance thereof less the sum of (i) all amounts allocable to prior distributions made to such Class in respect to principal of the Underlying Securities, (ii) any reductions attributable to Certificates surrendered in exchange for Underlying Securities, as and to the extent provided in the applicable Supplement, and (iii) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of (A) Realized Losses in respect of principal of the Underlying Securities and (B) expenses of the Trust if any only to the extent specified in the applicable Supplement, each as allocated to such Class pursuant to the applicable Supplement.

                  "Certificate Register" and "Certificate Registrar": As defined in Section 5.04.

                  "Certificates": Any trust certificates authorized by, executed pursuant to and authenticated and delivered under, this Trust Agreement.

                  "Class": With respect to any Series, any one of the classes of Certificates of such Series, each consisting of Certificates having identical terms.

                  "Clearing Agency": An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                  "Closing Date": With respect to any Series, the day on which Certificates of such Series are first executed, authenticated and delivered, as specified in the related Supplement.

                  "Code": The Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

                  "Collection Period": With respect to any Distribution Date for a Series (or Class within such Series), the period specified in the related Supplement.

                  "Commission": The Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution and delivery of this Trust Agreement such Commission is not existing and performing the duties now assigned to it, then the body then performing such duties.

                  "Concentrated Underlying Securities": Any Underlying Securities that constitute 10% or more of the total Underlying Securities with respect to a Series of Certificates.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee located at the address set forth in the related Supplement or such other address as the Trustee may designate from time to time by notice to the Holders and the Depositor, or the principal corporate trust office of any successor Trustee at which certificated securities are delivered for registration of transfer, cancellation or exchange (or such other addresses as a successor Trustee may designate from time to time by notice to the Holders and the Depositor).

                  "Credit Support": With respect to any Series (or any Class within such Series), a Letter of Credit, Limited Guaranty, Surety Bond, Swap Agreement, put or call option or other asset intended to support or ensure the timely or ultimate distributions of amounts due in respect of all or certain of the Underlying Securities for such Series or Class, which in each case is specified as such in the related Supplement.

                  "Credit Support Instrument": The instrument or document pursuant to which the Credit Support for a given Series (or any Class within such Series) is provided, as specified in the applicable Supplement.

                  "Credit Support Provider": With respect to any Series (or any Class with such Series), the Person, if any, that will provide any Credit Support with respect to all or a portion of the Underlying Securities for such Series or Class as specified in the applicable Supplement.

                  "Cut-off Date": With respect to any Series, the date specified as such in the related Supplement. For purposes of this Trust Agreement, any Underlying Security acquired by the Depositor after the applicable Cut-off Date but prior to the applicable Closing Date and included in the related Trust as of such Closing Date shall be deemed to have been Outstanding as of such Cut-off Date and references to the principal balance of such Underlying Security as of such Cut-off Date shall be deemed to be to the principal balance of such Underlying Security as of the date on which it was acquired by the Depositor.

                  "Definitive Certificates":  As defined in Section 5.10.

                  "Depositor": Merrill Lynch Depositor, Inc., a Delaware corporation, and, if a successor Person shall have become the Depositor pursuant to any applicable provisions of this Trust Agreement, "Depositor" shall mean such successor Person. With respect to any provisions of this Trust Agreement that relate to the provisions of the Trust Indenture Act, "Depositor" shall include any obligor on the Certificates as the term obligor is defined in the Trust Indenture Act.

                  "Depositor Order": A written order or request, respectively, signed in the name of the Depositor by any one of its Executive Officers.

                  "Depository": With respect to the Certificates of any Series (or Class within such Series) issuable in whole or in part in the form of one or more Global Securities, the Person so designated in the applicable Supplement, and if at any time there is more than one such Person, "Depository" as used with respect to the Certificates of any such Series or Class shall mean the Depository with respect to the Certificates of that Series or Class.

                  "Discount Certificate": Any Certificate that is issued with "original issue discount" within the meaning of Section 1273(a) of the Code and any other Certificate designated by the Depositor as issued with original issue discount for United States Federal income tax purposes.

                  "Distribution Date": With respect to any Series (or Class within such Series) of Certificates, each date specified as a "Distribution Date" for such Series (or Class) in the related Supplement.

                  "Distribution Election": With respect to any Series, as specified in the related Supplement.

                  "Dollar" or "$" or "USD": Such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

                  "Duff": Duff & Phelps Credit Rating Co. and any successor thereto.

                  "Eligible Account": Either (i) an account or accounts maintained with a Federal or State chartered depository institution or trust company the long-term unsecured obligations of which are rated by the Rating Agency the higher of (x) at least the then current long-term rating of the Certificates or (y) in one of its two highest long-term rating categories (unless otherwise specified in the Supplement) at the time any amounts are held in deposit therein or (ii) a trust account(s) maintained as a segregated account(s) and held by a Federal or State chartered depository institution or trust company in trust for the benefit of the Certificateholders; provided, however, that such depository institution or trust company has a long-term rating in one of the four highest categories by the Rating Agency.

                  "Eligible Expense": With respect to any Series, as specified in the related Supplement.

                  "Eligible Investments": With respect to any Series, unless otherwise specified in the related Supplement, any one or more of the following obligations or securities; provided, however, that the total stated return specified by the terms of each such obligation or security is at least equal to the purchase price thereof; and provided further that no such instrument may carry the symbol "R" in its rating:

                  (i) direct obligations of, and obligations fully guaranteed by, the United States, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; provided, however, that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Federal Farm Credit System shall be Eligible Investments only if, at the time of investment, such investment has the rating specified in such Supplement for Eligible Investments;

                  (ii) demand and time deposits in, certificates of deposit of, or banker's acceptances issued by any depository institution or trust company (including the Trustee or any agent of the Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any State and subject to supervision and examination by Federal and/or State banking authorities so long as the commercial paper and/or the short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the rating specified in such Supplement for Eligible Investments; provided, however, that such rating shall be no lower than the rating on the Underlying Securities at the time of purchase of the investments;

                  (iii) unleveraged repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security guaranteed by an agency or instrumentality of the United States (in each case without regard to the stated maturity of such security), in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above or entered into with a corporation (acting as principal) whose long-term rating is not less than "Aa2" by Moody's and "AA" by S&P or whose short-term credit rating is "P-1" by Moody's and "A-1+" by S&P at the time of such investment; provided, however, that if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than "Aa2" by Moody's and "AA" by S&P;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State that have the rating specified in such Supplement for Eligible Investments at the time of such investment or contractual commitment providing for such investment; provided, however, that such rating shall be no lower than the rating on the Underlying Securities; and provided further that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust for such Series to exceed 10% of the aggregate outstanding principal balances and amounts of all the Underlying Securities and Eligible Investments held as part of the Trust for such Series;

                  (v) commercial paper having at the time of such investment the rating specified in the Supplement for Eligible Investments; and

                  (vi) a Guaranteed Investment Contract if and only if specified in the related Supplement, provided that the Rating Agency Condition is met.

                  "Event of Default": With respect to any Series (or Class within such Series) of Certificates, as specified in the related Supplement.

                  "Exchange Act": The Securities Exchange Act of 1934, as amended.

                  "Exchange Rate Agent": With respect to any Series (or Class within such Series) of Certificates, as specified in the related Supplement.

                  "Executive Officer": With respect to any Series, a member of the board of directors of any specified Person or any president or vice president of such specified Person, except as otherwise provided in the related Supplement.

                  "Extraordinary Trust Expenses": Any and all costs, expenses or liabilities arising out of the establishment, existence or administration of the Trust, other than (i)

Ordinary Expenses, and (ii) costs and expenses payable by a particular Certificateholder, the Trustee or the Depositor pursuant to this Trust Agreement.

                  "Final Scheduled Distribution Date": With respect to any Certificate, the date on which all the unpaid principal of (and premium, if any, on) and interest on such Certificate is scheduled, without giving effect to any prepayment, exchange or early termination, to become due and payable as provided therein and in the applicable Supplement.

                  "Fitch": Fitch Investors Service, L.P., and any successor thereof.

                  "Fixed Pass-Through Rate": With respect to any Fixed Rate Certificate, as defined in the related Supplement.

                  "Fixed Rate Certificate": A Certificate that provides for a payment of interest at a Fixed Pass-Through Rate.

                  "Floating Pass-Through Rate": With respect to any Floating Rate Certificate, as defined in the related Supplement.

                  "Floating Rate Certificate": A Certificate that provides for the payment of interest at a Floating Pass-Through Rate determined periodically by reference to a formula specified in the related Supplement.

                  "Global Security": A registered Certificate evidencing all or part of a Series (or Class within such Series) of Certificates, issued to the Depository for such Series or Class in accordance with Section 5.08 and bearing the legend prescribed therein.

                  "Grant": To sell, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm to the Trustee pursuant to these Standard Terms and a related Supplement; and the terms "Granted" and "Granting" have the meanings correlative to the foregoing. A Grant of any Underlying Securities or of any other instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, premium, if any, and interest payments in respect of such Underlying Securities and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "Guaranteed Investment Contract": With respect to any Series (or Class within such Series), a guaranteed investment contract or Surety Bond provided for in the related Supplement, Granted as part of the Trust or to the Trustee for the benefit of the Certificateholders for such Series, providing for the investment of funds in a related Account or related Accounts and insuring a minimum or a fixed rate of return on the investment of such funds, which contract or Surety Bond shall be an obligation of an insurance company or other entity whose rating is no lower than the rating on the Underlying Securities and shall satisfy any other requirements specified in such Supplement.

                  "Holder": The Person in whose name a Certificate or Retained Interest is registered in the Certificate Register on the applicable Record Date. Where the context requires, "Holder" may refer to the Voting Rights accompanying a Certificate or Retained Interest.

                  "Independent": When used with respect to any specified Person means that the Person (1) is in fact independent of the Depositor and of any Affiliate, (2) does not have any direct or indirect material financial interest in the Depositor or in any Affiliate and (3) is not connected with the Depositor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  "Initial Accrued Interest": With respect to any Series, shall mean, with respect to each Underlying Security, the amount of interest which accrued thereon from the Underlying Security Interest Payment Date of such Underlying Security immediately preceding the Cut-off Date (or, in the event that the first such Underlying Security Interest Payment Date occurs after the Cut-off Date, from the date that the Underlying Security was issued) to, but excluding, the Closing Date.

                  "Letter of Credit": With respect to any Series or Class within such Series, the letter of credit, if any, providing for the payment of all or a portion of amounts due in respect of such Series or Class, issued to the Trustee for the benefit of the Holders of such Series or Class, issued by the related Credit Support Provider, all as specified in the related Supplement.

                  "Limited Guarantor": With respect to the Underlying Securities relating to any Series (or Class within such Series), a Person specified in the related Supplement as providing a guarantee or insurance policy or other credit enhancement supporting the distributions in respect of such Series (or Class) as and to the extent specified in such Supplement.

                  "Limited Guaranty": With respect to any Series or Class within such Series, any guarantee of or insurance policy or other comparable form of credit enhancement with respect to amounts required to be distributed in respect of such Series or Class or payments under all or certain of the Underlying Securities relating to such Series or Class, executed and delivered by a Limited Guarantor in favor of the Trustee, for the benefit of the Certificateholders, as specified in the related Supplement.

                  "Liquidation Price" shall mean the price at which the Market Agent sells the Underlying Securities on behalf of the Trustee.

                  "Liquidation Proceeds": The amounts received by the Trustee in connection with (i) the liquidation of a defaulted Underlying Security or collateral, if any, related thereto or (ii) the repurchase, substitution or sale of an Underlying Security.

                  "Market Agent": The market agent or market agents appointed pursuant to Section 8.01, and its or their successors or assigns.

                  "Market Agent Agreement": With respect to any Series, the agreement, dated as of the Closing Date, between the Trustee and the Market Agent, the form of which will be attached to the Supplement as Exhibit C thereto, and any similar agreement with a successor Market Agent, in each case as from time to time amended or supplemented.

                  "Merrill Lynch & Co.": Merrill Lynch & Co., a Delaware corporation.

                  "Minimum Wire Denomination": $10,000,000 or the equivalent in any Specified Currency.

                  "Moody's": Moody's Investors Service, Inc. and any successors thereto.

                  "Notional Amount": With respect to any Class of Certificates, if applicable, the initial notional amount specified in the related Supplement on which distributions of interest may be determined at the applicable Pass-Through Rate, as the same may be adjusted as specified in such Supplement.

                  "Officer's Certificate": A certificate signed by any (or, if specified in these Standard Terms or any Supplement, more than one) Executive Officer of the Depositor, and delivered to the Trustee.

                  "Opinion of Counsel": A written opinion of counsel, who may, except as otherwise expressly provided in this Trust Agreement, be counsel for the Depositor acceptable to the Trustee, except that any opinion of counsel relating to the qualification of any account required to be maintained pursuant to this Trust Agreement as an Eligible Account must be an opinion of counsel who is in fact Independent of the Depositor.

                  "Optional Exchange" shall mean the exchange of Certificates of any Series (or Class within such Series) for a pro rata portion of the Underlying Securities of the related Trust.

                  "Optional Exchange Date": With respect to any Series (or Class with such Series), as defined, if applicable, in the related Supplement.

                  "Ordinary Expenses": The Trustee's customary fee for its services as Trustee, as set forth in the related Supplement, including but not limited to (i) the costs and expenses of preparing, sending and receiving all reports, statements, notices, returns, filings, solicitation of consent or instructions, or other communications required by this Trust Agreement, (ii) the costs and expenses of holding and making ordinary collection or payments on the assets of the Trust and of determining and making distributions, (iii) the costs and expenses of the Trust's or Trustee's counsel, accountants and other experts for ordinary or routine consultation or advice in connection with the establishment, administration and termination of the Trust, and (iv) any other costs and expenses that are, or reasonably should have been, expected to be incurred in the ordinary course of administration of the Trust.

                  "Outstanding": With respect to Certificates of a specified Series (or Class within such Series), as of any date of determination, all such Certificates theretofore executed, authenticated and delivered under these Standard Terms and the related Supplement except:

                  (i) Certificates theretofore cancelled by the Certificate Registrar; and

                  (ii) Certificates in exchange for or in lieu of which other Certificates have been executed, authenticated and delivered pursuant to this Trust Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser in whose hands such Certificates are valid obligations of the Trust;

provided, however, that in determining whether any request, demand, authorization, direction, notice, consent or waiver hereunder has been given by the required percentage of the aggregate Voting Rights, Voting Rights accompanying Certificates beneficially owned by the Depositor, the Trustee, or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, and such Voting Rights shall not be taken into account in determining whether the requisite percentage of aggregate Voting Rights necessary to effect any such consent or take any such action has been obtained except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates with respect to which the Depositor has provided the Trustee an Officer's Certificate stating that such Certificates are so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates.

                  "Participant": A broker, dealer, bank, other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Pass-Through Rate": With respect to any Series (or Class within such Series) of Certificates (except certain Discount Certificates and Certificates entitled to nominal or no interest distributions) the annual rate at which interest accrues on the Certificates of such Series (or Class), which may be a fixed rate or a floating rate of interest, determined upon the basis and in the manner specified in the related Supplement.

                  "Paying Agent":  As defined in Section 5.13.

                  "Person": Any individual, limited liability company, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "Predecessor Certificate":  As defined in Section 5.05.

                  "Prepaid Ordinary Expenses": The amount (if any) paid by the Depositor to the Trustee on or before the Closing Date to cover Ordinary Expenses, as specified in the related Supplement.

                  "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

                  "Rating Agency": With respect to any Series (or Class within such Series), each nationally recognized statistical rating organization, specified in the related Supplement, that initially rates the Certificates of such Series (or Class within such Series).

                  "Rating Agency Condition": With respect to any action or occurrence, unless otherwise specified in the applicable Supplement, that each Rating Agency shall have been given 10 days (or such shorter period acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Depositor and the Trustee in writing that such action or occurrence will not result in a reduction or withdrawal of the then current rating of any Certificate of the applicable Series.

                  "Realized Loss": With respect to any defaulted and liquidated Underlying Security, the excess, if any, of (x) the principal amount of such Underlying Security plus accrued and unpaid interest thereon, plus expenses incurred by the Trustee in connection with the practices and procedures referred to in Section 3.07(b) to the extent reimbursable under these Standard Terms and the related Supplement, over (y) Liquidation Proceeds with respect thereto.

                  "Record Date": With respect to any Distribution Date for any Series (or Class within such Series) of Certificates, the date specified in the related Supplement.

                  "Related Assets": Any assets held by a Trust the return of which is linked to one or more Underlying Securities, which shall be described in a Supplement or a schedule thereto.

                  "Required Percentage--Amendment": Unless otherwise specified in the related Supplement, if a Rating Agency Condition is specified in the related Supplement and such Rating Agency Condition is met, or, if a Rating Agency condition is not so specified in the related Supplement, 66-2/3% of the aggregate Voting Rights of such Series, and 100% otherwise.

                  "Required Percentage--Direction of Trustee": Unless otherwise specified in the related Supplement, 66-2/3% of the aggregate Voting Rights of such Series.

                  "Required Percentage--Remedies": Unless otherwise specified in the related Supplement, 66-2/3% of the aggregate Voting Rights of such Series.

                  "Required Percentage--Removal of Trustee": Unless otherwise specified in the related Supplement, more than 50% of the aggregate Voting Rights of such Series.

                  "Required Percentage--Waiver": Unless otherwise specified in the related Supplement, 66-2/3% of the aggregate Voting Rights of such Series.

                  "Required Principal": As determined for any Distribution Date for a given Series (or Class within such Series), unless otherwise specified in the related Supplement, the amounts on deposit in the Certificate Account allocable to principal payments on the Underlying Securities (including from Credit Support, if any, and Advances, if any, but excluding amounts in respect of principal payments to the extent that Advances with respect thereto were distributed as Required Principal on a prior Distribution Date) and required to be distributed in respect of the Certificates of such Series (or Class) in accordance with the terms of such Certificates and such related Supplement.

                  ["Required Rating": With respect to any Series (or Class within such Series), the rating category (or categories) specified in the Supplement that, as a condition to the issuance of such Series or Class, is (or are) the lowest category (or categories) in which the Certificates of such Series or Class may be categorized by the Rating Agency.]

                  "Requisite Reserve Amount": As of any date with respect to any Series (or Class within such Series) of Certificates, the amount, if any, required to be maintained in the Reserve Account, if any, for such Series or Class as specified in or determined pursuant to the related Supplement.

                  "Reserve Account": An Eligible Account, if any, created and maintained pursuant to Section 3.06.

                  "Responsible Officer": With respect to the Trustee, any officer within the Corporate Trust Office, including any Managing Director, Senior Vice President, Vice President, Assistant Vice President, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's actual knowledge of and familiarity with the particular subject.

                  "Retained Interest": If applicable, with respect to any Underlying Security, an ownership interest in and a right to a portion of the payments thereon by the obligor thereof, as specified in the related Supplement, held by the Person so specified in such Supplement.

                  "Sale Procedures": Unless otherwise specified in the Supplement, shall mean that, with respect to any sale of one or more Underlying Securities, the Market Agent, on behalf of the Trust, shall sell such Underlying Security or Underlying Securities to the highest bidders among not less than two solicited bidders for such Underlying Securities (one of which bidders may include Merrill Lynch & Co. or any Affiliate thereof; provided, however, that neither Merrill Lynch & Co. nor any of its Affiliates will be under any obligation to bid, and which bidders need not be limited to recognized broker dealers). In the sole judgment of the Market Agent, bids may be evaluated on the basis of bids for a single Underlying Security, a portion of the Underlying Securities or all of the Underlying Securities being sold or any other basis selected in good faith by the Market Agent.

                  "S&P": Standard & Poor's Ratings Group, and any successor thereof.

                  "Series": A separate series of Certificates issued pursuant to these Standard Terms and a related Supplement, which series may be divided into two or more Classes, as provided in such Supplement.

                  "Supplement": An agreement incorporating these Standard Terms that authorizes the issuance of a particular Series (and each Class within such Series) of Certificates.

                  "Specified Currency": As specified in the related Supplement for the applicable Series or Class, which may be a currency issued by the government of any country or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries.

                  "Surety Bond": If so specified in the Supplement, with respect to any Series (or Class within such Series) of Certificates, the surety bond providing for the distribution under certain circumstances specified in such Supplement of amounts to the Certificateholders of such Series (or Class), which surety bond will be issued to the Trustee for the benefit of such Certificateholders by the related Credit Support Provider, all as specified in such Supplement.

                  "Swap Agreement": If so specified in the Supplement with respect to any Series, the ISDA Master Agreement dated as of the Closing Date by and between the Trust and the Swap Counterparty, the form of which is attached thereto as Exhibit D, as the same may be amended or supplemented from time to time as provided therein.

                  "Swap Counterparty": If so specified in the Supplement, with respect to any Series, shall be specified in the Supplement.

                  "Swap Distribution Amount": If so specified in the Supplement with respect to any Series, all amounts then due and owing to the Swap Counterparty pursuant to the Swap Agreement, other than Swap Termination Payments.

                  "Swap Guarantee": If so specified in the Supplement with respect to any Series, the Guarantee issued by the Swap Guarantor in favor of the Trust substantially in the form attached as an exhibit to the Swap Agreement.

                  "Swap Guarantor": If so specified in the Supplement with respect to any Series, the guarantor specified as such in the Supplement.

                  "Swap Receipt Amount": If so specified in the Supplement with respect to any Series, all amounts due and owing to the Trust pursuant to the Swap Agreement other than Swap Termination Payments.

                  "Swap Termination Payment": If so specified in the Supplement with respect to any Series, the amount payable by the Swap Counterparty to the Trust, or by the Trust to the Swap Counterparty, pursuant to the Swap Agreement.

                  "Tax Event": The right of an Underlying Securities Issuer to shorten the maturity of or repurchase such Underlying Securities, in accordance with the terms of the indenture for the Underlying Securities, due to a change in the treatment of such Underlying Securities under the Code.

                  "Trust": With respect to any Series, the segregated asset or pool of assets subject hereto, constituting the trust created hereby and by the related Supplement and to be administered hereunder and thereunder, consisting of those Underlying Securities and the Credit Support, if applicable, and the Swap Agreement, if any, and all sums distributed in respect thereof that are specified as being part of the Trust for such Series in the related Supplement, all for the benefit of the Certificateholders of such Series as of any particular time.

                  "Trust Agreement": With respect to each Series of Certificates, these Standard Terms and all amendments hereof and, unless the context otherwise requires, the related Supplement and all amendments thereto.

                  "Trustee": With respect to any Series, the Person so specified in the applicable Supplement, until a successor Person shall have become the Trustee pursuant to the applicable provisions of these Standard Terms and the applicable Supplement, and thereafter "Trustee" shall mean such successor Person.

                  "Trust Indenture Act": The Trust Indenture Act of 1939, as amended, as the same is in force and effect as of the date hereof.

                  "Trust Property": As specified in the related Supplement.

                  "Underlying Securities Issuer": With respect to an Underlying Security, the issuer thereof (including, if applicable, the guarantor of the Underlying Security) as identified in the Underlying Securities Schedule.

                  "Underlying Security" or "Underlying Securities": With respect to any Series, the asset or assets Granted as part of the Trust for such Series or acquired (or, in the case of an agreement, entered into) by the Trustee for the benefit of the Holders of such Series, and, if and to the extent provided in the applicable Supplement, for the benefit of any Credit Support Provider, all as identified in the Underlying Securities Schedule. The Underlying Securities for any such Series or the related Trust shall not constitute Underlying Securities for any other Series or any other Trust.

                  "Underlying Security Interest Payment Date": With respect to an Underlying Security, each date specified in the Underlying Securities Schedule as a date on which interest is scheduled, as of the Closing Date, to be payable by or on behalf of the Underlying Securities Issuer on such Underlying Security in accordance with its terms.

                  "Underlying Securities Schedule": Schedule I to the applicable Supplement.

                  "Uniform Commercial Code": The Uniform Commercial Code as in effect in the relevant jurisdiction or, with respect to the State of Louisiana, the equivalent body of statutory and common law, unless a particular jurisdiction is specified.

                  "United States": The United States of America (including the States), its territories, its possessions and other areas subject to its jurisdiction.

                  "Voting Rights": The portion of the aggregate voting rights of [Underlying Securities] which shall be allocated to Certificateholders of each Class within a given Series (and to the holders of the Retained Interest and Call Right, if any) in accordance with the Allocation Ratio.

                  Section 1.02. Rules of Construction. Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

                  (iii) "or" is not exclusive;

                  (iv) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision;

                  (v) "including" means including without limitation; and

                  (vi) words in the singular include the plural and words in the plural include the singular.

                  Section 1.03. Compliance Certificates and Opinions; Record Date. (a) Upon any application or request by the Depositor to the Trustee to take any action under any provision of this Trust Agreement other than the initial issuance of the Certificates, the Depositor shall furnish to the Trustee an Officer's Certificate stating that, in the opinion of the signer thereof, all conditions precedent, if any, provided for in this Trust Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Trust Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Trust Agreement (other than a certificate provided pursuant to Section 3.l0(d)) shall include:

                  (1) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

                  (b) The Depositor may at its option by delivery of an Officer's Certificate to the Trustee set a record date to determine the Holders entitled to give any consent, request, demand, authorization, direction, notice, waiver or other act. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate, which shall be a date not more than 30 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether the requisite aggregate Voting Rights have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other act, and for that purpose the aggregate Voting Rights shall be computed as of such record date; provided, however, that no such consent, request, demand, authorization, direction, notice, waiver or other act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Trust Agreement not later than one year after the record date.

                                   ARTICLE II

                DECLARATION OF TRUSTS; ISSUANCE OF CERTIFICATES;

                      PURPOSE AND CLASSIFICATION OF TRUSTS

                  Section 2.01. Creation and Declaration of Trusts; Assignment of Underlying Securities. (a) The Depositor, concurrently with the execution and delivery hereof, does hereby agree to Grant to the Trustee, on behalf and for the benefit of the Certificateholders of each given Series of Certificates and without recourse, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under the Underlying Securities attributable to each such Series (except for the Underlying Securities attributable to such Series which are not Granted by the Depositor, as specified in the Underlying Securities Schedule), now existing or hereafter acquired, in each case as identified on the applicable Underlying Securities Schedule, and all other assets included or to be included in the respective Trust for the benefit of the Certificateholders of the related Series. Each such Grant will include all interest, premium (if any) and principal received by or on behalf of the Depositor of, on or with respect to any such Underlying Securities due after the applicable Cut-off Date, and, unless otherwise specified in the Supplement, will exclude all interest, premium (if any) and principal of, on or with respect to any such Underlying Securities due on or before the applicable Cut-off Date. With respect to any Concentrated Underlying Security, the Underlying Securities Schedule shall include information regarding the payment terms of the Concentrated Underlying Security, the maturity or terms thereof, the rating, if any, thereof and any other material information with respect thereto.

                  (b) In connection with each Grant referred to in the preceding paragraph, the Depositor shall, not later than the applicable Closing Date, either (i) deposit the Underlying Securities for a given Series (except for the Underlying Securities attributable to such Series which are to be acquired from a Person other than the Depositor, as specified on the Underlying Securities Schedule to the applicable Supplement) with the Trustee by physical delivery of such Underlying Securities duly endorsed, together with any documents necessary to transfer ownership of such Underlying Securities, to the Trustee or (ii) have delivered such Underlying Securities to a Clearing Agency, in which event (A) the Trustee has accepted delivery of such Underlying Securities through such Clearing Agency, and (B) the Underlying Securities have been credited to a trust account of the Trustee, or its authorized agent, and the Trustee shall have the right to hold and maintain such Underlying Securities on deposit with such Clearing Agency for all purposes of this Trust Agreement.

                  (c) Unless otherwise specified in the applicable Supplement, the Grant of such Underlying Securities by the Depositor for a given Series accomplished hereby and by such Supplement is absolute and is intended by the parties hereto as a sale.

                  (d) In the case of each delivery of Underlying Securities to the Trustee, the Depositor shall be deemed thereby to represent and warrant to the Trustee that:

                  (i) the Depositor is duly authorized to so deliver such Underlying Securities;

                  (ii) the Underlying Securities so delivered are genuine;

                  (iii) at the time of delivery of the Underlying Securities, such Underlying Securities are free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest (other than the lien created by the Trust Agreement); and

                  (iv) such delivery is irrevocable and free of any continuing claim by the Depositor except such as the Depositor may have as a Certificateholder of a Certificate.

                  The above representations and warranties shall survive the delivery of such Underlying Securities and the Certificates in respect thereof. The Depositor shall further be deemed by such delivery to have made the representations that to the Depositor's knowledge but without having made any independent inquiry, as of the Closing Date, no default or event of default with respect to the Underlying Securities has occurred and is continuing.

                  (e) It is the intention of all of the parties hereto that the transfer of the Trust Property hereunder and under any Supplement shall constitute a sale and the Trust created hereunder and thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4, and all parties hereto and thereto agree to treat the Trust, any distributions therefrom and the beneficial interest in the Certificates consistently with such characterization. The provisions of this Trust Agreement shall be interpreted consistently with such characterization.

                  (f) Any Trust created hereunder shall not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust Property and the issuance of the Certificates, and other than those required or authorized by this Trust Agreement or incidental to and necessary to accomplish such activities. Any Trust created hereunder shall not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

                  Section 2.02. Acceptance by Trustee. With respect to each Series, the Trustee will acknowledge receipt by it, or by a custodian on its behalf, of the related Underlying Securities and the related documents referred to in Section 2.01, now existing or hereafter acquired, and declares that it will hold such Underlying Securities and documents and all other documents delivered to it pursuant to this Trust Agreement, and that it will hold all such assets and such other assets (including Underlying Securities acquired from a Person other than the Depositor) comprising the Trust for a given Series of Certificates, in trust for the exclusive use and benefit of all present and future Certificateholders of such Series and for the purposes and subject to the terms and conditions set forth in this Trust Agreement.

                  Section 2.03. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein or in the applicable Supplement:

                  (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (ii) with respect to each Supplement, to the Depositor's knowledge but without having made any independent inquiry, the information set forth in the Underlying Securities Schedule with respect to each Underlying Security is true and correct in all material respects at the date or dates, respecting which, such information is furnished;

                  (iii) the execution and delivery of this Trust Agreement by the Depositor and its performance of and compliance with the terms of this Trust Agreement will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets;

                  (iv) the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Trust Agreement, has duly authorized the execution, delivery and performance of this Trust Agreement and has duly executed and delivered this Trust Agreement. This Trust Agreement, upon its execution and delivery by the Depositor and assuming due authorization, execution and delivery by the Trustee, will constitute a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a Proceeding in equity or at law); and

                  (v) any additional representations and warranties, if any, that may be specified in the applicable Supplement.

                  It is understood and agreed that the representations and warranties of the Depositor set forth in this Section 2.03 shall survive delivery of the respective documents and the Underlying Securities to the Trustee and shall inure to the benefit of the Trustee on behalf of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice thereof to the other party.

                  Section 2.04. Breach of Representation, Warranty or Covenant. Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of a breach of any representation or warranty of the Depositor set forth in Section 2.03 that materially and adversely affects the interests of the Certificateholders of a given Series of Certificates, the Depositor shall cure such breach in all material respects.

                  Section 2.05. Agreement to Authenticate and Deliver Certificates. With respect to each Series of Certificates and the related Trust, the Trustee hereby agrees and acknowledges that it will, concurrently with the Grant to and receipt by it of the related Underlying Securities and delivery to it by the Depositor of executed Certificates of such Series, cause to be authenticated and delivered to or upon the written order of the Depositor, in exchange for the Underlying Securities and such other assets constituting the Trust for a given Series, Certificates duly authenticated by or on behalf of the Trustee in an Authorized Denomination evidencing ownership of the entire Trust for such Series, all in accordance with the terms and subject to the conditions of Section 5.02.

                                   ARTICLE III

                          ADMINISTRATION OF EACH TRUST

                  Section 3.01. Administration of Each Trust. (a) The Trustee shall administer the Underlying Securities for each given Trust for the benefit of the Certificateholders of the related Series. In engaging in such activities, the Trustee shall follow or cause to be followed collection procedures in accordance with the terms of these Standard Terms and the applicable Supplement, the respective Underlying Securities and any applicable Credit Support Instruments. With respect to each Trust, and subject only to the above-described standards and the terms of these Standard Terms, the related Supplement and the respective Underlying Securities and applicable Credit Support Instruments, if any, the Trustee shall have full power and authority, acting alone or through Administrative Agents as provided in Section 7.02, to do or cause to be done any and all things in connection with such administration which it deems necessary to comply with the terms of these Standard Terms and the applicable Supplement.

                  (b) The duties of the Trustee shall be performed in accordance with applicable local, State and Federal law, and the Trustee shall, at the direction of the Depositor, make any and all filings, reports, notices or applications with (as prepared by the Depositor), and seek any comments and authorizations from, the Commission and any State securities authority on behalf of the Trust for each Series.

                  Section 3.02. Collection of Certain Underlying Security Payments. With respect to any Series or Class of Certificates, the Trustee shall make reasonable efforts to collect all payments required to be made pursuant to the terms of the Underlying Securities in a manner consistent with the terms of this Trust Agreement, such Underlying Securities and any related Credit Support Instruments, if applicable.

                  Section 3.03. Certificate Account. (a) For each series of Certificates, the Trustee shall establish and maintain one or more Eligible Accounts (collectively, the "Certificate Account"), held in trust for the benefit of the Certificateholders of such Series. The Trustee on behalf of such Certificateholders shall possess all right, title and interest in all funds on deposit from time to time in each Certificate Account and in all proceeds thereof. With respect to each Series of Certificates, the Certificate Account shall be under the sole dominion and control of the Trustee for the benefit of the related Certificateholders. With respect to each Series of Certificates, not later than the close of business on the Business Day on which the Trustee receives such amounts in the form of immediately available funds (so long as such funds are received by the Trustee by 3:00 p.m., New York City time, and on the next Business Day otherwise), the Trustee shall deposit or cause to be deposited in the Certificate Account all amounts received by it with respect to the Underlying Securities, any Credit Support and all Liquidation Proceeds related to such Series including:

                  (i) all payments on account of principal of such Underlying Securities;

                  (ii) all payments on account of interest on such Underlying Securities;

                  (iii) all payments on account of premium (if any) on such Underlying Securities;

                  (iv) any payments in respect of any such Credit Support;

                  (v) any Advances made as required pursuant to Section 4.04;
         and

                  (vi) any interest or investment income earned on funds deposited in the related Accounts.

                  Unless otherwise specified in the applicable Supplement, it is understood and agreed that payments in the nature of prepayment or redemption penalties, late payment charges, default interest or reinvestment income which may be received by the Trustee shall be deposited by the Trustee in the Certificate Account and shall not be retained by the Trustee for its own account.

                  If, at any time, the Certificate Account for any Series ceases to be an Eligible Account, the Trustee shall within five Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition is met) establish a new Certificate Account meeting the conditions specified above and the Trustee shall within five Business Days transfer any cash and any investments on deposit in the Certificate Account to such new Certificate Account, and from the date such new Certificate Account is established, it shall be the Certificate Account for such Series.

                  (b) The Trustee shall give notice to the Depositor of the location of each Eligible Account constituting the Certificate Account and prior to any change thereof, if such Eligible Account is or will be located at an institution other than United States Trust Company of New York.

                  Section 3.04. Distribution or Sale of the [Underlying Securities]. If (i) there occurs a payment default on the Underlying Securities,
(ii) there occurs an acceleration of the date of maturity of the Underlying Securities, or (iii) the Underlying Securities Issuer of any Concentrated Underlying Securities ceases to be a reporting company under the Exchange Act, then the case the Trustee, upon receiving notice of the events set forth in (i),
(ii) or (iii) shall exercise one of the following remedies, in accordance with the Distribution Election: (A) immediately direct the Market Agent to sell the Underlying Securities and a pro rata portion of the Related Assets held by such Trust, in accordance with the Sales Procedures, in which case the settlement of the liquidation of the Underlying Securities and Related Assets shall occur promptly after the date of receipt of such notice by the Trustee, and the Liquidation Proceeds, if any, shall be deposited into the Certificate Account for distribution in accordance with the Allocation Ratio; (B) distribute the Underlying Securities and a pro rata portion of the Related Assets in accordance with the Allocation Ratio; or (C) provide that the Holders of a given Series or Class may vote in favor of either (A) or (B), which shall be decided by a majority of votes cast by the affected Holders. In the case of a sale by the Market Agent of Underlying Securities and Related Assets pursuant to Subsection
(A) of this Section 3.04, the Trustee shall only deliver such Underlying Securities and Related Assets to the purchaser of such Underlying Securities and Related Assets against payment in same day funds deposited by the Trustee into the Certificate Account.

                  Section 3.05. Investment of Funds in the Accounts. The Trustee on behalf of the Trust may direct any depository institution maintaining the Certificate Account or the Reserve Account, if any, for the applicable Series and any other segregated Eligible Account the contents of which are held for the benefit of Certificateholders of such Series (each, an "Account") to invest the funds therein at the specific written direction of the Depositor in one or more Eligible Investments bearing interest or sold at a discount, which shall be held to maturity unless payable on demand and which funds shall not be reinvested upon the maturity or demand for payment of such Eligible Investment. If the Depositor does not provide any investment directions by 10:00 a.m. on any Business Day, funds held in any Account will be invested in the Eligible Investments specified in clause (ii) of the definition thereof until receipt of investment directions to the contrary. Investments of such funds shall be invested in Eligible Investments that will mature so that such funds will be available for distribution on the next Distribution Date. Except as otherwise provided in the applicable Supplement, any earnings with respect to such Eligible Investments shall be paid to, and any losses with respect to such Eligible Investments shall be solely for the account of, the Certificateholders in proportion to their interest in the invested funds. In the event amounts on deposit in an Account are at any time invested in an Eligible Investment payable on demand, the Trustee shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Eligible Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand same day payment of all amounts due thereunder upon a determination by the Trustee that such Eligible Investment would not constitute an Eligible Investment in respect of funds thereafter on deposit in any Account.

Neither the Trustee nor the Depositor shall in any way be held liable by reason of any insufficiency in any Account resulting from any loss on any Eligible Investment made in accordance with this Trust Agreement.

                  Section 3.06. Maintenance of Credit Support. (a) On the applicable Closing Date, the Trustee at the written direction of the Depositor or, if so specified in the applicable Supplement, the Depositor shall, to the extent specified in the applicable Supplement, establish and maintain, or enter into, as applicable in the name of the Trustee, either as part of the related Trust or outside it, for the benefit of the Certificateholders of the related Series, the Credit Support specified in the applicable Supplement. To the extent specified in the applicable Supplement, the Depositor will make or cause to be made any initial deposit to the Certificate Account or any Reserve Account (which shall be an Eligible Account) for the related Series as of the Closing Date. Unless the Supplement for a given Series provides otherwise, if a Reserve Account exists for such Series, collections with respect to the Underlying Securities for such Series not distributed to the Certificateholders of such Series shall be deposited in the Reserve Account. The Reserve Account, if any, shall be an asset of the Depositor (and the income earned on any amounts held in the Reserve Account shall be allocable to the Depositor, who agrees to include any such income in its gross income for all federal, state and local income and franchise tax purposes) and will not be a part of or otherwise be included in the Trust but will be held for the benefit of the Certificateholders.

                  (b) Amounts on deposit in the Reserve Account and amounts available pursuant to any other Credit Support for such Series shall be applied by the Trustee to make distributions of principal of and premium (if any) and interest on the Certificates of such Series as required pursuant to Section 4.01 and the applicable Supplement to the extent that funds are not otherwise available for such purpose. If specified in such Supplement, immediately after each Distribution Date, amounts on deposit in the Reserve Account for such Series in excess of a specified amount shall be paid to the Person so specified in such Supplement.

                  Section 3.07. Realization Upon Defaulted Underlying Securities. (a) The Trustee on behalf of the Certificateholders, shall assert claims under each applicable Credit Support Instrument, and shall take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to any defaulted Underlying Securities, subject in all cases to the provisions of Article VII hereof.

                  (b) Unless otherwise provided in the related Supplement, if the Trustee is unable to obtain full recovery in respect of a defaulted Underlying Security and any related Credit Support Instrument pursuant to
Section 3.07(a), the Trustee shall follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon such defaulted Underlying Security and such Credit Support Instrument, subject in all cases to the provisions of Article VII hereof.

                  (c) If the Liquidation Proceeds of a defaulted Underlying Security are less than the sum of (i) the outstanding principal balance of the defaulted Underlying Security, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Trustee in connection with the practices and procedures referred to in paragraph (b) of this Section 3.07 to the extent reimbursable under these Standard Terms and the related Supplement, the Trust for the applicable Series shall recognize a Realized Loss equal to the amount of such difference. Any such reimbursed Realized Loss shall be allocated in accordance with Section 4.05.

                  Section 3.08. Retained Interest. The Retained Interest, if any, in any Underlying Security shall initially be held by the Person so specified in the related Supplement as and to the extent specified therein.

                  Section 3.09. Access to Certain Documentation. The Trustee shall provide to any Federal, State or local regulatory authority that may exercise authority over any Certificateholder access to the documentation in the Trustee's possession regarding the Underlying Securities required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable written request and during normal business hours at the offices of the Trustee designated by it. In addition, access to the documentation in the Trustee's possession regarding the Underlying Securities related to a given Series (or Class within such Series) will be provided to any Certificateholder of such Series (or Class) upon reasonable written request during normal business hours at the offices of the Trustee designated by it at the expense of the Certificateholder requesting such access.

                  Section 3.10.  Reports by the Depositor.  The Depositor shall:

                  (a) file with the Trustee, within 30 days after the Depositor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Depositor is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Depositor is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

                  (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance by the Depositor with the conditions and covenants provided for in this Trust Agreement, as may be required by such rules and regulations, certificates or opinions of independent accountants, conforming to the requirements of Section 314(e) of the Trust Indenture Act;

                  (c) transmit to all Certificateholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Depositor pursuant to subsections (a) and (b) of this
         Section 3.10 as may be required by rules and regulations prescribed by the Commission; and

                  (d) furnish to the Trustee, not less often than annually, a certificate from the principal executive, financial or accounting officer of the Depositor as to his or her knowledge of the Depositor's compliance with all conditions and covenants under this Trust Agreement. For purposes of this paragraph (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Trust Agreement.

Any reports, statements, documents or other information required to be furnished by the Depositor to the Trustee pursuant to these Standard Terms or any Supplement shall be deemed to have been delivered to the Trustee if the Trustee is in possession of such reports, statements, documents or other information at the time they are to be furnished pursuant to these Standard Terms or any Supplement.

                  Section 3.11. Charges and Expenses. Except as otherwise provided in this Trust Agreement or the related Supplement, no amounts in the nature of fees or charges shall be payable by or withheld from the Trust, the Depositor or any other person. There shall be no recourse or claim against the Trust or the property of the Trust for all or any part of any fees or charges payable to any person.

                                   ARTICLE IV

                 DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS

                  Section 4.01. Distributions. (a) On each Distribution Date for a given Series of Certificates, the Trustee shall apply Available Funds in the Certificate Account for such Series in the manner and priority set forth in the Supplement for such Series. In any event, however, any amounts collected during any period shall be distributed to the Holders no later than the Distribution Date immediately following the receipt thereof.

                  (b) All distributions to Holders shall be payable only from Available Funds, and no provision of this Trust Agreement shall be deemed to create any obligation on the part of the Trustee or the Depositor to make any distribution from any other source.

                  Section 4.02. Distributions on Certificates. (a) Distributions on any Certificate that are payable and are punctually paid or duly provided for on any Distribution Date shall be distributed to the Person in whose name such Certificate (or one or more Predecessor Certificates) is registered at the close of business on the related Record Date notwithstanding the cancellation of such Certificate upon any transfer or exchange subsequent to such related Record Date.

                  The distribution of interest and principal on Certificates shall be made:

                  (i) if the Certificateholder is a Depository, to the Depository, which shall credit the relevant Participant's account at such Depository in accordance with the policies and procedure of the Depository, or

                  (ii) if the Holder is not a Depository, at the Corporate Trust Office (except as otherwise specified pursuant to the applicable Supplement) or, at the option of the

         Trustee, by check mailed to the address of the Person entitled thereto as such address shall appear in the Certificate Register or, if provided pursuant to the applicable Supplement and in accordance with arrangements satisfactory to the Trustee, at the option of the registered Holder by wire transfer to an account designated by the registered Holder. Notwithstanding the foregoing paragraph, with respect to a Holder of Certificates or a Retained Interest not held in a Depository and having at least the Minimum Wire Denomination, such payment shall be made by wire transfer of immediately available funds to the account designated by such Holder in a written request received by the Trustee not later than 10 days prior to such Distribution Date; provided, however, that if a wire transfer cannot be made for any reason, payment shall be made by check. The Trustee shall not be required to send federal funds wires until any corresponding payments which were not same day funds when received by it have become same day funds.

                  (b) Each Certificate or Retained Interest delivered under this Trust Agreement upon transfer of or in exchange for or in lieu of any other Certificate or Retained Interest shall carry the rights to interest accrued and undistributed, and to accrue, that were carried by such other Certificate or Retained Interest.

                  (c) All computations of interest due with respect to any Certificate of any Series or Class within such Series shall be made as specified in the Supplement applicable to that particular Series or Class of Certificates.

                  (d) With respect to any computations or calculations to be made under these Standard Terms, the applicable Supplement, the Certificates and the Retained Interest, except as otherwise provided, (i) all percentages resulting from any calculation of accrued interest will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and (ii) all currency amounts will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

                  (e) The final distribution of principal and/or premium shall be made upon presentation and surrender of such Certificates or Retained Interest at the Corporate Trust Office.

                  Section 4.03. Reports to Certificateholders. On the fifth Business Day following each such Distribution Date the Trustee shall forward or cause to be forwarded to the Depositor, each Holder of such Series, to each Rating Agency rating such Series and such other Persons as may be specified in such Supplement, a statement setting forth:

                  (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Underlying Securities, the Swap

         Receipt Amount, if any, and any other derivatives transaction that may be entered into by the Trust pursuant to the terms of this Trust Agreement;

                  (ii) the Swap Distribution Amount, if any, and any other amounts payable pursuant to any other derivatives transaction that may be entered into by the Trust pursuant to the terms of this Trust Agreement;

                  (iii) the amount of compensation received by the Trustee, and any Administrative Agent, for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable to enable Holders to prepare their tax returns;

                  (iv) the amount of the distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and to the Retained Interest, and the amount of aggregate unpaid interest accrued as of such Distribution Date;

                  (v) in the case of each Class of Floating Rate Certificates of such Series, the respective Floating Pass-Through Rate applicable to each such Class on such Distribution Date, as calculated in accordance with the method specified in such Certificates and the related Supplement;

                  (vi) such other customary information as the Trustee deems necessary or desirable (or that any such Holder reasonably requests in writing) to enable such Holders to prepare their tax returns;

                  (vii) if the Supplement provides for Advances, the aggregate amount of Advances, if any, included in such distribution, and the aggregate amount of unreimbursed Advances, if any, at the close of business on such Distribution Date;

                  (viii) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date and, if such rating has changed since the last Distribution Date, the current rating assigned thereon by the applicable rating agency;

                  (ix) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance (or Notional Amount) due to the allocation of any Realized Losses on such Distribution Date or otherwise;

                  (x) as to any Series (or any Class within such Series) for which Credit Support has been obtained, the amount or notional amount of coverage of each element of Credit Support (and rating, if any, thereof) included therein as of the close of business on such Distribution Date; and

                  (xi) any other information appropriate for a Series, as specified in the applicable Prospectus Supplement.

Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during each such calendar year was a Holder a statement containing the information set forth in subclauses
(i), (ii), (iii), (iv) and (v) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Holder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect. The Trustee shall supply to Holders in writing at such Holder's expense who so request all materials received by the Trustee from the Underlying Securities Issuer.

                  Section 4.04. Advances. (a) Unless otherwise specified in the applicable Supplement, the Trustee shall have no obligation to make Advances (as defined below) with respect to the Underlying Securities or in favor of the Holders of any Series (or Class within such Series) of Certificates.

                  (b) However, as and to the extent provided in the Supplement for a given Series, and subject to the terms of paragraphs (b) and (c) of this
Section 4.04 on or prior to each Distribution Date, the Trustee shall advance or cause to be advanced in immediately available funds for deposit in the Certificate Account for such Series an advance (each, an "Advance") in an amount equal, unless otherwise specified in the related Supplement, to the aggregate of distributions of principal, premium (if any) and interest due on the Underlying Securities for such Series (or Class) during the related Collection Period, to the extent remaining unpaid at the time of such Advance. In satisfaction of its obligation to make such Advances, the Trustee shall make such Advances from its own funds. The Trustee may recover Advances from late collections received by the Trustee on the applicable Underlying Securities, proceeds from any applicable Credit Support, if any, and Liquidation Proceeds with respect to the Underlying Securities for such Series or Class, as specified in the related Supplement, as to which any such unreimbursed Advance was made.

                  (c) Notwithstanding any provision herein to the contrary, no Advance shall be required to be made hereunder if the Trustee reasonably believes that it will be unable to recover such Advance from related late collections, Credit Support proceeds, if any, or Liquidation Proceeds with respect to the applicable Underlying Securities. It is further understood and agreed that the Trustee shall not be obligated to make any Advances in respect of reductions in the amount of collections on the Underlying Securities due to bankruptcy proceedings with respect to the Underlying Securities or the obligors thereof.

                  (d) Notwithstanding any provision herein to the contrary, unless otherwise provided in the Supplement for a given Series, any Advances made in respect of any Underlying Securities related to such Series (or Class within such Series) that are subsequently deemed by the Trustee to be nonrecoverable from related late collections, Credit Support proceeds, if any, or Liquidation Proceeds may be reimbursed to the Trustee through the application of amounts on deposit in the Certificate Account for such Series allocable to any of such Underlying Securities prior to the distributions of interest, premium (if any) and principal with respect to the Certificates of such Series or Class.

                  Section 4.05. Allocation of Realized Losses and Trust Expenses. With respect to any Series of Certificates, Realized Losses, Eligible Expenses, Allowable Expense Amounts and Extraordinary Trust Expenses, if any, shall be allocated on any Distribution Date in accordance with the Allocation Ratio, provided, however, that distributions pursuant to Section 3.04 shall be completed as the earliest practicable date.

                  Section 4.06. Compliance with Withholding Requirements. (a) Notwithstanding any other provision of this Trust Agreement to the contrary, the Trustee shall comply with all Federal withholding requirements respecting distributions to Holders of interest or original issue discount that the Trustee believes are applicable under the Code. The consent of Holders shall not be required for such withholding.

                  (b) Each Holder will provide the Trustee (and, so long as the Certificates are held at a Depository in the form of Global Certificates, each Beneficial Owner of the Certificates will provide such Depository and the Trustee) with evidence that there should not be any withholding tax assessed for Federal income tax purposes in respect of distributions to such Holder, such evidence to take the form of a statement, on a duly executed and up-to-date Internal Revenue Service Form W-8 (or successor form), Form W-9 (or successor form), or Form 4224 (or successor form), as applicable, that identifies the Beneficial Owner of the Certificate; provided, however, that for so long as the Certificates are held at a Depository in the form of Global Certificates, the Holder shall have no obligation to provide the Trustee with any such evidence except to the extent it has received such evidence from Beneficial Owners of the Certificates. The Trustee shall not be required to accept any such Internal Revenue Service forms if it believes that they are not accurate (but the Trustee shall not be required to make any independent investigation to determine their accuracy).

                  (c) If any tax or other governmental charge shall become payable by or on behalf of the Trustee, including any tax or governmental charge required to be withheld from any payment by the Trustee under the provisions of any applicable law or regulation with respect to any Underlying Securities or the Certificates, such tax or governmental charge shall be payable by the Holder and may be withheld by the Trustee. The consent of the Holder shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount distributions or Advances thereof to any Holder pursuant to Federal withholding requirements, the Trustee shall indicate in the statement required pursuant to
Section 4.03 the amount so withheld.

                  (d) The Depositor and the Trustee shall have the right to refuse the surrender, registration of transfer or exchange of any Certificate or Retained Interest with respect to which such tax or other governmental charge shall be payable until such payment shall have been made by the Holder thereof.

                  Section 4.07. Optional Exchange. (a) The terms and conditions, if any, of an Optional Exchange will be specified in the related Supplement; provided, however, that any right of Optional Exchange shall be exercisable only to the extent that the Depositor provides upon the Trustee's request an Opinion of Counsel that (i) such exchange would not be inconsistent with continued satisfaction of the applicable requirements for exemption under Rule 3a-7 (or other applicable rule or exemption) under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and (ii) such exchange would not affect the characterization of the Trust as a "grantor trust" under the Code. The terms of an Optional Exchange may include, but are not limited to, the following:

                  (1) a requirement that the exchanging Holder tender to the Trustee Certificates of each Class within such Series;

                  (2) a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to Certificates being tendered for exchange by a single Holder;

                  (3) a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an Authorized Denomination;

                  (4) specified dates during which a Holder may effect such an Optional Exchange (each, an "Optional Exchange Date" (as specified in the applicable Supplement));

                  (5) limitations on the right of an exchanging Holder to receive any benefit upon Optional Exchange from any Credit Support; and

                  (6) adjustments to the value of the proceeds of any Optional Exchange based upon required prepayment of future expense allocations and the establishment of a reserve for any unanticipated Extraordinary Trust Expenses.

                  (b) Unless otherwise provided in the applicable Supplement, no Certificate may be exchanged pursuant to this Section 4.07 unless the Trustee has received at least 30 days but not more than 45 days prior to an Optional Exchange Date a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depository (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the Holder, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged and the number or a description of the tenor and the terms of such Certificate, a statement that the Optional Exchange is being exercised thereby and an assurance that the Registered Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender by the Holder thereof for Optional Exchange shall be irrevocable. Unless otherwise provided in the applicable Supplement, the Optional Exchange option may be exercised pursuant to this Section 4.07 by the Holder of a Certificate for less than the aggregate Certificate Principal Balance or Notional Amount of such Certificate as long as the Certificate Principal Balance or Notional Amount remaining Outstanding after such Optional Exchange is an Authorized Denomination and all other requirements set forth in the related Supplement are satisfied. Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance or Notional Amount thereof shall be issued (which shall be in the name of the Holder of such exchanged Certificate).

                  (c) Upon the completion of any such Optional Exchange, the Trustee shall give prompt written notice thereof to each Rating Agency.

                  Section 4.08. Call Right. (a) The holder of a Call Right may purchase Certificates of a given Series or Class from the Holders thereof prior to maturity if the applicable Supplement designates such Series or Class as a Callable Series, or upon the occurrence of a Tax Event. The Call Terms will be set forth in the applicable Supplement.

Such terms shall include, without limitation, the following:

         (i)      the initial holder of the Call Right;

         (ii) whether the Certificate Principal Balance or Notional Amount of each Certificate being purchased pursuant to the Call Right must be an Authorized Denomination;

         (iii)    the Call Date or Dates; and

         (iv)     the Call Price.

                  (b) A Call Right may be exercised at the option of the holder thereof, in accordance with the Call Terms, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Certificate Register. If the holder of the Call Right elects to purchase Certificates pursuant to this Section 4.08, it shall also notify the Trustee in writing of the Call Date on which such Call Right shall be exercised.

                  In addition, such notices shall state:

                  (i) the Certificate Principal Balance (or Notional Amount) of Certificates to be purchased;

                  (ii)     the Call Price;

                  (iii)    the name and address of the Paying Agent;

                  (iv) that Certificates called for purchase must be surrendered to the Paying Agent in order to collect the Call Price;

                  (v) that interest on Certificates called for purchase pursuant to the Call Right ceases to accrue on and after the Call Date, and the only remaining right of Holders of such Certificates is to receive payment of the Call Price upon surrender of the Certificates to the Paying Agent; and

                  (vi) that, if any Certificate contains a CUSIP, CINS or ISIN number, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Certificates or as contained in such notice and that reliance may be placed only on the other identification numbers printed on the Certificates.

                  (c) If less than all of the Certificates are to be purchased pursuant to the exercise of the Call Right, the Trustee shall select the Certificates to be purchased in accordance with the requirements of the principal national securities exchange on which the Certificates are listed or, if the Certificates are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as such Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall notify the Depositor and the Certificate Registrar promptly in writing of the Certificates or portions of the Certificates to be purchased by the holder of the Call Right, provided, however, that this
Section 4.08(c) shall not apply to Certificates subject to a Call Right due to a Tax Event.

                  (d) Once such notice is mailed, the Certificates called for purchase become due and payable on the Call Date and at the Call Price. Upon surrender of any Certificates to the Paying Agent, such Certificates shall be paid the Call Price. Notice of purchase shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the purchase of Certificates held by Holders to whom such notice was properly given.

                  (e) At or prior to 12:00 noon on the Call Date, the holder of the Call Right to be exercised shall deposit with the Paying Agent money sufficient to pay the Call Price of the Certificates to be redeemed on that date.

                  (f) If a notice has been given in the manner provided above, the Certificates or portion of Certificates specified in such notice to be purchased shall become due and payable on the Call Date at the Call Price stated therein, together with accrued interest (if applicable) on and after such dates. Upon surrender of any Certificate in connection with the Call Right, such Certificate shall be paid and redeemed by the holder of the Call Right at the Call Price.

                  (g) Upon surrender of any Certificate that is purchased in part, the Depositor shall execute and the Trustee shall authenticate and deliver to the Holder a new Certificate equal in principal amount to the unredeemed portion of such surrendered Certificate.

                  (h) Notwithstanding anything to the contrary in these Standard Terms or any Supplement, a Series or Class will be subject to a Call Right in respect of a Tax Event if the Underlying Securities Issuer gives notice of a Tax Event, regardless whether such Series or Class is also designated a Callable Series in the applicable Supplement; and, provided, further, that in the case of a Tax Event, the required notice of the Call Right shall be the lesser of the time set forth in Section 4.08(b) and the time set forth in the notice provisions relating to such Tax Event in the indenture of the Underlying Securities Issuer.

                                    ARTICLE V

                                THE CERTIFICATES

                  Section 5.01. The Certificates. (a) The Certificates of any Series (or Class within such Series) shall be issued in fully registered form without coupons and shall be substantially in the form of the exhibit attached to the applicable Supplement.

                  (b) The Certificates shall be created by a Supplement authorized by the Depositor, establishing the terms and provisions thereof, and may be issued in one or more Series, each of which may, subject to the provisions of the Code and the requirement that each Trust be a fixed investment trust under the Code. Each such Series may be issued in one or more Classes, with such further particular designation added or incorporated in such title for the Certificates of any particular Series or Class within such Series as the Depositor may determine. Each Certificate shall bear upon its face the designation so selected for the Series and Class to which it belongs. All Certificates of the same Series and Class shall be identical in all respects except for the denominations thereof. All Certificates of all Classes within any one Series at any time Outstanding shall be identical except for differences among the Certificates of the different Classes within such Series specified in the applicable Supplement. Except as otherwise provided in a Supplement, all Certificates of a particular Series (and all Classes within such Series) issued under this Trust Agreement shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Trust Agreement.

                  Section 5.02. Execution, Authentication and Delivery. (a) The Certificates shall be executed by the Depositor by one of its Executive Officers, which may be in facsimile form and imprinted or otherwise reproduced thereon. The signature of any of the Executive Officers may be manual or facsimile. Certificates bearing the manual or facsimile signature of individuals who were at any time the Executive Officers of the Depositor shall be binding, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates.

                  (b) Each Certificate shall be dated as of the later of the date specified in the related Supplement and the date of its authentication.

                  (c) No Certificate shall be entitled to any benefit under this Trust Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in one of the forms provided for herein executed by the Trustee by the manual signature of one of its Responsible Officers, and such signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder and is entitled to the benefits of this Trust Agreement.

                  Section 5.03. Temporary Certificates. Pending the preparation of Definitive Certificates or permanent Global Securities of any Series (or Class within each such Series), the Depositor may execute, and upon receipt of a Depositor Order, the Trustee shall authenticate and deliver temporary Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any Authorized Denomination, substantially of the tenor of the Definitive Certificates or permanent Global Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as may be authorized by such Depositor Order. Any such temporary Certificate may be in global form, representing all or a portion of the Outstanding Certificates of such Series or Class. Every such temporary Certificate shall be executed by the Depositor and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Certificates or permanent Global Securities in lieu of which is issued.

                  If temporary Certificates of any Series (or Class within such Series) are issued, the Trustee will cause Definitive Certificates or Global Securities of such Series or Class to be prepared without unreasonable delay. After the preparation of Definitive Certificates of such Series or Class, the temporary Certificates of such Series or Class shall be exchangeable for Definitive Certificates or permanent Global Securities of such Series or Class upon surrender of the temporary Certificates of such Series or Class at the Corporate Trust Office, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates of any Series or Class within such Series, the Depositor shall execute, and the Trustee shall authenticate and deliver in exchange therefor Definitive Certificates or permanent Global Securities with a like Certificate Principal Balance or Notional Amount, as applicable, of the same Series (or Class within such Series) of Authorized Denomination and of like tenor. Until so exchanged, temporary Certificates of any Series (or Class within such Series) shall in all respects be entitled to the same benefits under this Trust Agreement as Definitive Certificates or permanent Global Securities of such Series or Class, except as otherwise specified in the applicable Supplement.

                  Upon any exchange of a portion of a temporary Global Security for a permanent definitive Global Security or for the individual Definitive Certificates represented thereby, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the aggregate Certificate Principal Balance or Notional Amount, as applicable, evidenced thereby, whereupon the aggregate Certificate Principal Balance or Notional Amount, as applicable, of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

                  Section 5.04. Registration; Registration of Transfer and Exchange. (a) The Trustee shall cause to be kept a register for each Series of Certificates (the registers maintained in such office and in any other office or agency of the Trustee being herein sometimes collectively referred to as the "Certificate Register") in which a transfer agent and registrar (which may be the Trustee) (the "Certificate Registrar") shall provide for the registration of Certificates and the registration of transfers and exchanges of Certificates.

The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided; provided, however, that the Trustee may appoint one or more co-Certificate Registrars. Upon any resignation of any Certificate Registrar, the Depositor shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Certificate Registrar.

                  If a Person other than the Trustee is appointed by the Depositor as Certificate Registrar, the Depositor will give the Trustee prompt written notice of the appointment of a Certificate Registrar and of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Certificate Registrar by an Executive Officer thereof as to the names and addresses of the Holders and the principal amounts and numbers of the Certificates held by each Holder.

                  (b) Upon surrender for registration of transfer any Certificate of any Series (or Class within such Series) at the office or agency of the Trustee, if the requirements of Section 8-401(1) of the Uniform Commercial Code as in effect in the State of New York as of the date these Standard Terms are executed (or the applicable successor statute) are met to the Depositor's satisfaction, the Depositor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any Authorized Denominations, of a like Series, Class and aggregate Certificate Principal Balance or Notional Amount, as applicable.

                  (c) Notwithstanding any other provisions of this Section, unless and until it is exchanged in whole or in part for the individual Certificates represented thereby, a Global Security representing all or a portion of the Certificates of a Series (or Class within such Series) may not be transferred except as a whole by the Depository for such Series or Class to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such Series or Class or a nominee of such successor Depository.

                  (d) At the option of the Holder, Certificates of any Series (or Class within such Series) (other than a Global Security, except as set forth below) may be exchanged for other Certificates of the same Series or Class of any Authorized Denomination of like tenor and aggregate Certificate Principal Balance or Notional Amount, as applicable, upon surrender of the Certificates to be exchanged at the office or agency of the Trustee maintained for such purpose.

                  (e) All Certificates issued upon any registration of transfer or exchange of Certificates shall constitute complete and indefeasible evidence of ownership in the Trust related to such Certificates and be entitled to the same benefits under this Trust Agreement as the Certificates surrendered upon such registration of transfer or exchange.

                  (f) Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Depositor, the Trustee or the Certificate Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Depositor, the Trustee or the Certificate Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).

                  (g) No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges pursuant to Section 5.03 not involving any transfer.

                  Section 5.05. Mutilated, Destroyed, Lost and Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Trustee at its Corporate Trust Office or (ii) the Depositor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Depositor and the Trustee such security or indemnity as they may require to hold each of them and any Paying Agent harmless, and neither the Depositor nor the Trustee receives notice that such Certificate has been acquired by a bona fide purchaser, then the Depositor shall execute and the Trustee, upon receipt of a Depositor Order, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Series or Class of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding. Any Certificate executed, authenticated and delivered under this Section 5.05 in lieu of a lost, destroyed or stolen Certificate (a "Predecessor Certificate") shall be deemed to evidence the same interest as the Predecessor Certificate.

                  Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Certificate of any Series or Class issued pursuant to this Section 5.05 shall constitute complete and indefeasible evidence of ownership in the Trust related to such Series, whether or not the Predecessor Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Trust Agreement equally and proportionately with any and all other Certificates of that Series or Class duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of Predecessor Certificates.

                  Section 5.06. Persons Deemed Owners. (a) The Depositor, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions of principal of (and premium, if any) and (subject to Section 4.02) interest, if any, on such Certificate and for all other purposes whatsoever, whether or not such Certificate be overdue, and neither the Depositor or the Trustee, nor any agent of the Depositor or the Trustee shall be affected by notice to the contrary.

                  (b) None of the Depositor, the Trustee or any of their agents will have any responsibility or liability for any aspect of the records relating to or distributions made by the Depository to Beneficial Owners of interests in a Global Security or for maintaining, supervising or reviewing any records relating to such Beneficial Owners.

                  Section 5.07. Cancellation. Unless otherwise specified pursuant to Section 5.01 for Certificates of any Series, all Certificates surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by the Trustee. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Trust Agreement.

                  Section 5.08. Global Securities. (a) If the Supplement provides that a Series (or Class within such Series) of Certificates shall be held by the Depository in book-entry form, then the Depositor shall execute and, upon receipt of a Depositor Order, the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate initial Certificate Principal Balance or Notional Amount, as applicable, equal to the aggregate initial Certificate Principal Balance or Notional Amount, as applicable, of the Certificates of such Series or Class to be represented by such one or more Global Securities, (ii) shall be registered in the name of the Depository for such Global Security or Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instruction and (iv) shall bear a legend substantially to the following effect:

"UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF A NOMINEE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO A NOMINEE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE

HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL CERTIFICATES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR TO ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY."

                  (b) No Holder of a Certificate of such Series or Class will receive a Definitive Certificate representing such Holder's interest in such Certificate or Certificates, except as provided in Section 5.10. Unless and until Definitive Certificates have been issued to Holders of such Series or Class pursuant to Section 5.10:

                  (i) the provisions of this Section 5.08 shall be in full force and effect;

                  (ii) the Certificate Registrar and the Trustee shall be entitled to deal with the Depository for all purposes of this Trust Agreement (including the distribution of principal of, and premium, if any, and interest on the Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Certificates of such Series or Class, and shall have no obligation to the Beneficial Owners of interests in such Series or Class;

                  (iii) to the extent that the provisions of this Section 5.08 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.08 shall control;

                  (iv) the rights of Beneficial Owners of such Series or Class shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Owners and the Depository or its Participants; and

                  (v) whenever this Trust Agreement requires or permits actions to be taken based upon instructions or directions of Holders of a specified percentage of the aggregate Voting Rights of a Series or Class, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners of such Series or Class or Participants in such Depository's system owning or representing, respectively, such required percentage of the beneficial interest in the Certificates of such Series or Class and has delivered such instructions to the Trustee.

                  (c) Each Depository for a Global Security must, at the time of its designation and at all times while it serves as such Depository, be a Clearing Agency registered under the Exchange Act and any other applicable statute or regulation.

                  Section 5.09. Notices to Depository. Whenever a notice or other communication to the Holders of a Series or Class within such Series represented by one or more Global Securities is required under this Trust Agreement, unless and until Definitive Certificates for such Series or Class shall have been issued to such Beneficial Owners pursuant to Section 5.10, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Certificates of such Series to the Depository, and shall have no obligation to the Beneficial Owners.

                  Section 5.10. Definitive Certificates. (a) If in respect of a Series (or Class within such Series) represented by one or more Global Securities (i) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Certificates of such Series or Class and the Depositor does not appoint a successor within 90 days or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system of such Series or Class through the Depository, then the Depository shall notify all Beneficial Owners or Participants in the Depository's system with respect to such Series or Class and the Trustee of the occurrence of any such event and of the availability of definitive, fully registered Certificates ("Definitive Certificates") for such Series or Class to Beneficial Owners of such Series or Class requesting the same.

                  Upon surrender to the Trustee of the Global Securities of such Series or Class by the Depository, accompanied by registration instructions, the Depositor shall execute and the Trustee upon receipt of a Depositor Order for the authentication and delivery of Definitive Certificates of such Series or Class, will authenticate and deliver Definitive Certificates of such Series or Class in an aggregate Certificate Principal Balance or Notional Amount, as applicable, equal to the aggregate Certificate Principal Balance or Notional Amount, as applicable, of the Global Security or Securities representing Certificates of such Series or Class in exchange for such Global Security or Securities. None of the Depositor, the Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the exchange of a Global Security for Definitive Certificates, such Global Security shall be cancelled by the Trustee. Definitive Certificates issued in exchange for a Global Security shall be registered in such names and in such Authorized Denominations as the Depository for such Global Security, pursuant to instructions from its Participants, any indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificates to the Person in whose names such Certificates are so registered. Upon the issuance of Definitive Certificates of Series or Class, the Trustee shall recognize the holders of the Definitive Certificates of such Series or Class as Holders.

                  (b) In addition, if the Depositor so specifies with respect to the Certificates of a given Series, a Beneficial Owner may, on terms acceptable to the Depositor and the Depository for such Global Security, receive individual Definitive Certificates in exchange for such beneficial interest. Upon the request of such Beneficial Owner, the Depositor shall execute and the Trustee upon receipt of a Depositor Order shall authenticate and deliver, without service charge,

                  (i) to each such Person specified, a new individual Certificate or Certificates of the same Series or Class, of any Authorized Denomination as requested by such Person in an aggregate Certificate Principal Balance or Notional Amount, as applicable, equal to and in exchange for such Person's beneficial interest in the Global Security; and

                  (ii) to such Depository a new Global Security in an Authorized Denomination equal to the difference, if any, between the aggregate Certificate Principal Balance or Notional Amount, as applicable, of the surrendered Global Security and the aggregate Certificate Principal Balance or Notional Amount, as applicable, of individual Certificates delivered to Holders thereof.

                  In any exchange provided for above, the Depositor shall execute, and the Trustee, upon receipt of a Depositor Order, will authenticate and deliver individual Certificates in registered form in Authorized Denominations.

                  Section 5.11. Currency of Distributions. (a) Except as otherwise specified pursuant to the applicable Supplement, distributions of the principal of (and premium, if any) and interest in respect of Certificates of any Series or Class will be made in Dollars.

                  (b) In the case of a Series denominated in a Specified Currency other than the Dollar, all exchange rate calculations shall be based upon the noon buying rate in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York for such Specified Currency. If the Federal Reserve Bank of New York does not publish a noon buying rate for the applicable Specified Currency, the applicable Supplement will designate the source for calculating the Dollar value of such Specified Currency.

                  (c) With respect to any Series, any decision or determination to be made regarding exchange rates shall be made by an Exchange Rate Agent, provided, however, that such Exchange Rate Agent shall accept such appointment in writing and the terms of such appointment shall be acceptable to the Trustee and shall require such Exchange Rate Agent to make such determination by the method provided in Section 5.11(b) for the making of such decisions or determination. All decisions and determinations of such Exchange Rate Agent regarding exchange rates shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Depositor, the Trustee and all Holders of such Series.

                  (d) If distributions in respect of a Series must be made in a Specified Currency other than Dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Trustee and the Depositor or is no longer used by the government of the country issuing such Specified Currency or is no longer commonly used for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Series shall be made in Dollars until such Specified Currency is available.

                  Section 5.12. Conditions of Authentication and Delivery of New Series. Certificates of a new Series may be issued at any time and from time to time after the execution and delivery of these Standard Terms and the related Supplement. The Depositor shall execute and deliver Certificates of such Series to the Trustee and the Trustee shall authenticate and deliver such Certificates upon a Depositor Order and upon delivery by the Depositor to the Trustee of the following:

         (1) The delivery of the Underlying Securities in accordance with
Section 2.01(b);

         (2) An Opinion of Counsel to the Depositor, addressed to the Trustee, stating:

                  (a) that the form or forms of such Certificates have been established in conformity with the provisions of this Trust Agreement;

                  (b) that the terms of such Certificates have been established in conformity with the provisions of this Trust Agreement;

                  (c) that such Certificates, when completed by appropriate insertions and executed and delivered by the Depositor to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Trust Agreement and issued by the Depositor in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Depositor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Certificates;

                  (d) that all laws and requirements in respect of the execution and delivery by the Depositor of such Certificates have been complied with and that authentication and delivery of such Certificates by the Trustee will not violate the terms of this Trust Agreement;

                  (e) that the Company has the corporate power to issue such Certificates, and has duly taken all necessary corporate action with respect to such issuance; and

                  (f) that the issuance of such Certificates will not contravene the certificate of incorporation or by-laws of the Depositor or result in any violation of any of the terms or provisions of any law or regulation or of any indenture, mortgage or other agreement known to such counsel by which the Depositor is bound.

         (3) An Officer's Certificate of the Depositor, dated as of the Closing Date, to the effect that all of the requirements of this Section 5.12 have been satisfied, and that the Depositor is not in breach of this Trust Agreement and that the issuance of the Certificates will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Depositor's certificate of incorporation and by-laws, or any indenture, mortgage, deed of transfer or other agreement or instrument to which the Depositor is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Depositor is a party or by which it or its property may be bound or to which it or its property may be subject;

         (4) A Supplement consistent with the applicable provisions of this Trust Agreement;

         (5) All agreements, instruments or other documents called for by the applicable Supplement as a condition to the issuance of the Certificates of such Series;

         (6) If applicable, a fully executed copy of the Swap Agreement, together with all documents and opinions required to be delivered to the Trust upon execution thereof pursuant to the terms thereof; and

         (7) Written instructions by the Depositor to the Trustee directing the Trustee to enter into and perform any obligations under the Swap Agreement, if applicable, and/or the Market Agent Agreement, if applicable.

                  If all the Certificates of a Series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section 5.12 must be delivered only once, prior to the authentication and delivery of the first Certificate of such

Series; provided, however, that any subsequent Depositor Order to the Trustee to authenticate Certificates of such Series upon original issuance shall constitute a representation and warranty by the Depositor that, as of the date of such request, the statements made in this Section 5.12 shall be true and correct as if made on such date.

                  Section 5.13. Appointment of Paying Agent. The Trustee may appoint one or more paying agents (each, a "Paying Agent") with respect to the Certificates of any Series. Any such Paying Agent shall be authorized to make distributions to Certificateholders of such Series from the Certificate Account for such Series pursuant to the provisions of the applicable Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from such Certificate Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Trustee and acceptable to the Depositor, including, if and so long as any Series or Class within such Series is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another European city. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' notice to the Trustee. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor or additional Paying Agent. The Trustee shall cause each successor to act as Paying Agent to execute and deliver to Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for distribution to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be distributed to such Certificateholders and will agree to such other matters as are required by
Section 317(b) of the Trust Indenture Act. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 7.01, 7.03, 7.04 and
7.06 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise. Notwithstanding anything contained herein to the contrary, the appointment of a Paying Agent pursuant to this Section 5.13 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Trust Agreement other than with respect to funds paid to such Paying Agent.

                  Section 5.14. Authenticating Agent. (a) The Trustee may appoint one or more Authenticating Agents (each, an "Authenticating Agent") with respect to the Certificates of any Series which shall be authorized to act on behalf of the Trustee in authenticating such Certificates in connection with the issuance, delivery and registration of transfer or exchange of such Certificates. Whenever reference is made in this Trust Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Depositor. Notwithstanding anything contained herein to the contrary, the appointment of an Authenticating Agent pursuant to this Section 5.14 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Trust Agreement.

                  (b) Any institution succeeding to the corporate agency business of any Authenticating Agent shall continue to be an Authenticating Agent without the execution or filing of any power or any further act on the part of the Trustee or such Authenticating Agent. An Authenticating Agent may at any time resign by giving notice of resignation to the Trustee and to the Depositor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and to the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Depositor, the Trustee promptly may appoint a successor Authenticating Agent. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless acceptable to the Depositor. The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section. The provisions of Sections 7.01, 7.03 and 7.04 shall be applicable to any Authenticating Agent.

                  (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

                  "This is one of the Certificates described in the Standard Terms and the related Supplement.

                  Dated:                    [NAME OF AUTHENTICATING AGENT]

                                            as Authenticating Agent
                                                 for the Trustee,

                                            By:______________________
                                                 Authorized Officer"

                  Section 5.15. Voting Rights with Respect to Underlying Securities. (a) Within five Business Days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents by owners of any of the Underlying

Securities, the Trustee shall give notice to the Holders, setting forth (i) such information as is contained in such notice to owners of Underlying Securities,
(ii) a statement that Holders will be entitled, subject to any applicable provision of law and any applicable provisions of such Underlying Securities to instruct the Trustee as to the exercise of Voting Rights, if any, pertaining to such Underlying Securities and (iii) a statement as to the manner in which instructions may be given to the Trustee to give a discretionary proxy to a person designated in the notice received by the Trustee. Such notice shall be given by the Trustee to the Holders of record on such Record Date.

                  Upon the written request of the applicable Holder, received on or before the date established by the Trustee for such purpose, the Trustee shall endeavor, insofar as practicable and permitted under any applicable provision of law and any applicable provision of or governing the Underlying Securities, to vote in accordance with any nondiscretionary instruction set forth in such written request. The Trustee shall not vote except as specifically authorized and directed in written instructions from the applicable holder entitled to give such instructions. Notwithstanding the foregoing, if the Trustee determines (based solely upon advice furnished by nationally recognized independent tax counsel, whether at the request of any holder or otherwise) that the exercise of voting rights with respect to any Underlying Securities could result in a "sale or other disposition" of such Underlying Securities within the meaning of Section 1001(a) of the Code, as amended, the Trustee shall exercise such voting rights in a manner that would not result in any such sale or other disposition. The Trustee will have no responsibility to undertake on its own initiative to determine that any exercise of voting rights will result in any such sale or other disposition.

                  (b) By accepting delivery of a Certificate, whether upon original issuance or subsequent transfer, exchange or replacement thereof, and without regard to whether ownership is beneficial or otherwise, the Holder agrees so long as it is an owner thereof that it shall not grant any consent (i) to any conversion of the timing of payment of, or the method or rate of accruing, interest on the Underlying Securities underlying the Certificates held by such Holder or (ii) to any redemption or prepayment of the Underlying Securities underlying the Certificates held by such Holder. The Trustee shall not grant any consent solicited from the owners of the Underlying Securities underlying the Certificates with respect to the matters set forth in this Section nor shall it accept or take any action in respect of any consent, proxy or instructions received from any Holder in contravention of the provisions of this Section.

                  Section 5.16. Actions by Certificateholders. (a) Wherever in this Trust Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Certificateholders or Beneficial Owners, such action, notice or instruction may be taken or given by any Certificateholder or Beneficial Owner.

                  (b) Each Certificateholder or Beneficial Owner shall have the right to assert any rights and privileges of a Certificateholder or Beneficial Owner, and shall have the right to proceed directly and individually against any Person to enforce any remedies hereunder and shall not be required to act in concert with any other Certificateholder or Beneficial Owner or any other Person.

                  (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder or Beneficial Owner of a Certificate shall bind such Certificateholder or Beneficial Owner and every subsequent Certificateholder or Beneficial Owner of such Certificate or any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Certificateholder or Beneficial Owner or the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  (d) Holders are beneficial owners of the right to receive principal payments and interest payments to which such Certificates relate and, as such, will have the right following an event of default with respect to any Underlying Security to proceed directly against the Underlying Securities Issuer(s). Such Certificateholders are not required to join other Holders of Certificates, the Depositor or the Trustee in order to proceed against the Underlying Securities Issuer(s).

                  Section 5.17. Events of Default. If any Event of Default shall occur and be continuing with respect to any Class of Certificates, then, and in each and every case, the Trustee shall exercise any rights in respect of the related Underlying Securities as provided in the applicable Supplement.

                  Section 5.18. Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit. If there shall be a failure to make payment of the principal of or premium, if any, or interest on any Underlying Security, then the Trustee, in its own name, and as trustee of an express trust, as holder of such Underlying Security, shall be, to the extent permitted by and in accordance with the terms of the Underlying Security, subject to the limitations on acceleration and the exercise of remedies set forth therein, entitled and empowered to institute Proceedings at law, in equity or otherwise, including the power to make a demand on the trustee in respect of such Underlying Security, if provided for, to take action to enforce the Underlying Security for the collection of the sums so due and unpaid on such Underlying Security and may prosecute any such Proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

                  Section 5.19. Control by Certificateholders. The Holders of Certificates of any Class holding Certificates representing not less than the Required Percentage--Direction of Trustee of the aggregate Voting Rights of the Outstanding Certificates of such Class shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee under this Trust Agreement, including any right of the Trustee as holder of the Underlying Securities; provided that:

                  (1) such direction shall not be in conflict with any rule of law or with this Trust Agreement and would not involve the Trustee in personal liability or expense;

                  (2) the Trustee shall determine, based upon an Opinion of Counsel, that the action so directed would not be unjustly prejudicial to the Holders of Certificates of such Class not taking part in such direction;

                  (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  Section 5.20. Waiver of Past Defaults. The Holders of the Required Percentage--Waiver of Certificates of any Series may direct the Trustee to vote such percentage of the Underlying Securities held by the Trustee as corresponds to the percentage of the aggregate Principal Amount of the Certificates of such Series held by such Holders to waive any past Event of Default thereunder with respect to such Series of Certificates and its consequences or may instruct the Trustee to waive any past default under this Trust Agreement and its consequences, except a default:

                  (1) in the payment of the principal of or premium, if any, or interest on the Underlying Securities;

                  (2) in respect of a covenant or provision hereof which under
         Article VIII hereof cannot be modified or amended without the consent of the Holder of each Outstanding Certificate affected; or

                  (3) specified in the applicable Supplement, if any, unless the applicable Supplement provides otherwise.

                  Upon any such direction, the Trustee shall vote such percentage of the Underlying Securities of the corresponding Series held by the Trustee as corresponds to the percentage of the aggregate Principal Amount of the Outstanding Certificates of such Series held by Holders who directed the Trustee to waive such default or Event of Default thereunder. Upon any waiver that is effective under the terms of such Class of Underlying Securities to waive such default or Event of Default, such default or Event of Default shall cease to exist with respect to this Trust Agreement, and, in the case of a default, any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Agreement and any direction given by the Trustee on behalf of such Certificateholders or in respect of any Underlying Securities shall he annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                  Section 5.21. Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Trust Agreement to the contrary notwithstanding, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.01 hereof on the Certificates when due, or to institute suit for enforcement of any such payment on or after the applicable Distribution Date or other date specified herein for the making of such payment, shall not be impaired or affected without the consent of such Certificateholder.

                  Section 5.22. Remedies Cumulative. Every remedy given hereunder to the Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

                                   ARTICLE VI

                                  THE DEPOSITOR

                  Section 6.01. Liability of the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed by these Standard Terms and the related Supplement.

                  Section 6.02. Limitation on Liability of the Depositor. (a) The Depositor shall not be under any obligation to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder or under a Supplement or in the exercise of any of its rights or powers if reasonable grounds exist for believing that the repayment or such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (b) Neither the Depositor nor any of its directors, officers, employees or agents shall be under any liability to any Trust or the Certificateholders of any Series for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor against any breach of representations, warranties or covenants made herein, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

                  (c) The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Trust Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Trust Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. The Depositor shall be under no obligation whatsoever to appear in, prosecute or defend any action, suit or other Proceeding in respect of any Underlying Securities.

                  (d) The Depositor shall not be liable to any Certificateholder for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, and a Certificateholder of a Certificate or any other person believed by it in good faith to be competent to give such advice or information, including, without limitation, the Market Agent or the other party to this Trust Agreement. The Depositor may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (e) The Depositor shall not incur any liability to any Certificateholder if, by reason of any provision of any present or future law, or regulation thereunder, or any governmental authority, or by any reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositor shall be prevented or forbidden from doing or performing any act or thing which the terms of this Trust Agreement provide shall be done or performed; and the Depositor shall not incur any liability to any Certificateholder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Trust Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Trust Agreement.

                  Section 6.03. Depositor May Purchase Certificates. The Depositor may at any time purchase Certificates in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold. Certificates beneficially owned by the Depositor will be disregarded for purposes of determining whether the required percentage of the aggregate Voting Rights has given any request, demand, authorization, direction, notice, consent or waiver hereunder.

                  Section 6.04. Merger or Consolidation of the Depositor. Nothing in this Trust Agreement shall prevent any consolidation or merger of the Depositor with or into any other corporation, or any consolidation or merger of any other corporation with or into the Depositor or any sale or transfer of all or substantially all of the property and assets of the Depositor to any other Person lawfully entitled to acquire the same; provided, however, that, so long as Certificates are outstanding hereunder, the Depositor covenants and agrees that any such consolidation, merger, sale or transfer shall be upon the condition that the due and punctual performance and observance of all the terms, covenants and conditions of this Trust Agreement to be kept or performed by the Depositor shall be assumed by the Person (if other than the Depositor) formed by or resulting from any such consolidation or merger, or which shall have received the transfer of all or substantially all of the property and assets of the Depositor, just as fully and effectually as if successor Person had been the original party of the first part hereto; and in the event of any such sale or transfer the predecessor Depositor may be dissolved, wound up and liquidated at any time thereafter.

                  Section 6.05. No Liability of the Depositor with Respect to the Underlying Securities; Certificateholders to Proceed Directly Against the Underlying Securities Issuer(s). (a) The sole obligor with respect to any Underlying Security is the Underlying Securities Issuer(s). The Depositor shall not have any obligation on or with respect to the Underlying Securities; and its obligations with respect to Certificates shall be solely as set forth in this Trust Agreement.

                  (b) The Depositor is not authorized to proceed against the Underlying Securities Issuer in the event of a default or to assert the rights and privileges of Certificateholders and has no duty in respect thereof.

                                   ARTICLE VII

                             CONCERNING THE TRUSTEE

                  Section 7.01. Duties of Trustee. (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in these Standard Terms and the related Supplement. The Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. The Trustee shall exercise those rights in a manner consistent with the status of any Trust created hereunder as a fixed investment trust for federal income tax purposes. The Trustee shall not have any power to vary the investment of any Certificateholders of any Series or to accept any assets (other than proceeds of the Underlying Securities) other than the Underlying Securities transferred to it on the Closing Date of any Series. Any permissive right of the Trustee enumerated in this Trust Agreement shall not be construed as a duty and shall be interpreted consistently with the status of the Trust as a fixed investment trust.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Trust Agreement, shall examine them to determine, in its best judgment, whether they conform to the requirements of this Trust Agreement. If any such instrument is found not to conform to the requirements of this Trust Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Depositor and Certificateholders.

                  (c) No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Trust Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement, no implied covenants or obligations shall be read into this Trust Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Trust Agreement;

                  (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of the Required Percentage--Direction of Trustee of the aggregate Voting Rights of a given Series (or Class or group of Classes within such Series), as specified in the applicable Supplement relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Trust Agreement;

                  (iv) the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

                  (v) except for actions expressly authorized by this Trust Agreement, the Trustee shall take no actions reasonably likely to impair the interests of the Trust in any Underlying Security now existing or hereafter acquired or to impair the value of any Underlying Security now existing or hereafter acquired;

                  (vi) except as expressly provided in this Trust Agreement, the Trustee shall have no power to vary the corpus of the Trust including by (A) accepting any substitute obligation or asset for an Underlying Security initially assigned to the Trustee under Section 2.01, (B) adding any other investment, obligation or security to the Trust or (C) withdrawing from the Trust any Underlying Securities;

                  (vii) in the event that the Paying Agent or the Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or Certificate Registrar, as the case may be, under this Trust Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required;

                  (viii) the Trustee shall not be liable to any Certificateholder for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Certificateholder or any other person believed by it in good faith to be competent to give such advice or information, including, without limitation, the Market Agent or the other party to this Trust Agreement. The Trustee may rely and shall be protected in acting upon any written notice, facsimile transmission, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ix) the Trustee shall not incur any liability to any Certificateholder if, by reason of any provision of any present or future law, or regulation thereunder, or any governmental authority, or by any reason of any act of God or war or other circumstance beyond the control of the relevant party, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Trust Agreement provide shall be done or performed; and the Trustee shall not incur any liability to any Certificateholder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Trust Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Trust Agreement;

                  (x) the Trustee shall be under no obligation whatsoever to appear in, prosecute or defend any Proceeding in respect of any Underlying Securities;

                  (xi) whenever in the administration of this Trust Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate; and

                  (xii) the Trustee may consult with counsel of its selection and, the advice of such counsel or any Opinion of Counsel selected by the Trustee with due care shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in reliance thereon.

                  (d) As promptly as practicable after, and in any event within 10 days after, the occurrence of any Default (as such term is defined below) hereunder with respect to any Class of Certificates, the Trustee shall transmit by mail to the Depositor and the Holders of Certificates of such Class in accordance with Section 313(c) of the Trust Indenture Act, notice of such default hereunder actually known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or premium, if any, or interest on any Underlying Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Certificates of such Class. For the purpose of this Section 7.01(d), the term "Default" means, with respect to any Class of Certificates, any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to such Class of Certificates.

                  (e) Within five (5) Business Days after the receipt by the Trustee of a written application by any three or more Certificateholders stating that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Trust Agreement or under the Certificates, and accompanied by a copy of the form of proxy or other communication which such Certificateholders propose to transmit, and by reasonable proof that each such Certificateholder has owned its Certificates for a period of at least six (6) months preceding the date of such application, the Trustee shall, at its election, either:

                  (i) afford to such Certificateholders access to all information so furnished to or received by the Trustee; or

                  (ii) inform such Certificateholders as to the approximate number of Certificateholders according to the most recent information so furnished to or received by the Trustee, and as to the approximate cost of mailing to such Certificateholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such Certificateholders access to such information, the Trustee shall, upon the written request of such Certificateholders, mail to all such Certificateholders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

                  (f) The Trustee shall file periodic reports pursuant to the Exchange Act, and the rules and regulations promulgated thereunder on behalf of the Depositor. The Depositor will respond reasonably promptly to any inquiry of the Trustee concerning such reports.

                  Section 7.02. Agreements Between Trustee and Administrative Agents. (a) The Trustee may enter into Administration Agreements with one or more Administrative Agents in order to delegate to such Administrative Agents certain of its administrative obligations with respect to a Series hereunder; provided, however, that (i) such delegation shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising hereunder; (ii) the Rating Agency Condition shall have been satisfied with respect to the entering into of any such agreement; (iii) such agreement must be consistent with these Standard Terms and, with respect to Certificates of any Series, the related Supplement; (iv) the Trustee will remain solely liable for all fees and expenses it may owe to such Administrative Agent; (v) the Administrative Agent shall give representations and warranties in such Administration Agreement which are the same in substance as those set forth in Section 7.10 herein (references therein to the Trust Agreement, the Trustee and the Depositor, shall be to the applicable Administration Agreement, Administrative Agent and the Trustee, respectively, for purposes of this Section 7.02(a)); and (vi) such Administrative Agent shall meet the eligibility requirements of a Trustee pursuant to Section 7.07 herein. An Administration Agreement must provide that an entity serving as Administrative Agent may resign from its obligations and duties under this Trust Agreement with respect to any Series only if such resignation, and the appointment of a successor, would satisfy the Rating Agency Condition or upon a determination that the duties of the Administrative Agent with respect to such Series are no longer permissible under applicable law. No such resignation shall become effective until the Trustee or a successor Administrative Agent has assumed the obligations of such Administrative Agent with respect to such Series. In addition, with respect to any Series (or Class within such Series) of Certificates, each Administration Agreement shall impose on the Administrative Agent requirements conforming to the provisions set forth in Section 3.01 and provide for administration of the related Trust and all or certain specified Underlying Securities for such Series consistent with the terms of this Trust Agreement. Additional requirements relating to the scope and contents of any Administration Agreement may be provided in the applicable Supplement. The Trustee shall deliver to the Depositor copies of all Administration Agreements into which it enters, and any amendments or modifications thereof, promptly upon the Trustee's execution and delivery of any such instruments.

                  (b) Upon the occurrence of an Administrative Agent Termination Event, the Trustee shall be entitled to terminate the relevant Administration Agreement and the rights and obligations of any such Administrative Agent under any Administration Agreement in accordance with the terms and conditions of any such Administration Agreement. If such Administration Agreement is terminated, the Trustee shall simultaneously reassume direct responsibility for all obligations delegated in such Administration Agreement without any act or deed on the part of the applicable Administrative Agent, and the Trustee shall administer directly the related Underlying Securities or shall enter into an Administration Agreement with a successor Administrative Agent which so qualifies under Section 7.02(a). If the Trustee is unwilling or unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an Administrative Agent which so qualifies under Section 7.02(a). Pending such appointment, the Trustee must act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated).

                  (c) If an Administrative Agent is administering one or more Underlying Securities pursuant to an Administration Agreement, the Administrative Agent shall be required immediately to direct the Trustee to deposit into an Eligible Account established by such Administrative Agent (an "Administration Account") any amounts collected with respect thereto, and all such amounts shall be deposited into the related Certificate Account not later than the Business Day after receipt thereof.

                  Section 7.03. Certain Matters Affecting the Trustee. (a) Except as otherwise provided in this Article VII:

                  (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, facsimile transmission, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Trust Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Trust Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement;

                  (v) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, facsimile transmission, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine, unless requested in writing to do so by Holders of the Required Percentage--Direction of Trustee of the aggregate Voting Rights of the affected Series (or Class or Classes within any such Series), as specified by the applicable Supplement; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Trust Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                  (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for any misconduct or negligence of any such agents or attorneys selected with due care by it; and

                  (vii) the Trustee shall not be personally liable for any loss resulting from the investment of funds held in any Certificate Account or Reserve Account in accordance with Section 3.05.

                  (b) All rights of action under this Trust Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates of any Series (or Class within such Series), or the production thereof at the trial or other Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Trust Agreement.

                  Section 7.04. Trustee Not Liable for Recitals in Certificates or Underlying Securities. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates or in any document issued in connection with the sale of the Certificates (other than the signature and authentication on the Certificates). Except as set forth in
Section 7.10, the Trustee makes no representations or warranties as to the validity or sufficiency of this Trust Agreement or of the Certificates of any Series (other than the signature and authentication on the Certificates) or of any Underlying Security or related document. The Trustee shall not be accountable for the use or application by the Depositor, of any of the Certificates or of the proceeds of such Certificates.

                  Section 7.05. Trustee May Own Certificates. The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee; provided, however, that in determining whether the required percentage of aggregate Voting Rights shall have consented to any action hereunder requiring the consent of the Certificateholders, the Trustee's interest shall be excluded.

                  Section 7.06. Trustee's Fees and Expenses. (a) The applicable Supplement shall specify the amount and circumstances of the Trustee's compensation and the source thereof.

                  (b) If the Prepaid Ordinary Expenses set forth in the Supplement is greater than zero, the Trustee acknowledges that the Depositor has paid to the Trustee an amount equal to the Prepaid Ordinary Expenses, and the Trustee agrees that the payment of such amount shall constitute full and final satisfaction of and payment for all Ordinary Expenses.

                  (c) If the Prepaid Ordinary Expenses set forth in the Supplement is zero, the Supplement may indicate that Ordinary Expenses will be paid for by the Trust, in which case the Trustee shall be paid on a periodic basis by the Trust at the rate or amount and on the terms provided for in the Supplement. The Trustee agrees that its right to receive such payments from the Trust shall constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee shall have no claim on payment of Ordinary Expenses from any other source, including the Depositor.

                  (d) If the Prepaid Ordinary Expenses set forth in the Supplement is zero, the Supplement may provide that the Depositor shall pay to the Trustee from time to time a fee for its services and expenses as Trustee as set forth in the Supplement payable at the times set forth therein. The Trustee agrees that its right to receive such payments from the Depositor shall constitute full and final satisfaction of and payment for all Ordinary Expenses and that the Trustee shall have no claim for payment of Ordinary Expenses from the Trust. The Trustee further agrees that, notwithstanding any failure by the Depositor to make such periodic payments of the Ordinary Expenses, the Trustee shall continue to perform its obligations under this Trust Agreement. The Depositor's obligations to pay Ordinary Expenses under this Trust Agreement shall be extinguished and of no further effect upon the payment of Ordinary Expenses due and owing on the termination of the Trust pursuant to Section 9.01 hereof.

                  (e) Subject to subsection 7.06(f), all Extraordinary Trust Expenses, to the extent not paid by a third party are, and shall be, obligations of the Trust and when due and payable shall be satisfied solely by the Trust.

                  (f) The Trustee shall not take any action, including appearing in, instituting or conducting any action or suit hereunder or in relation hereto which is not indemnifiable under Section 7.11 hereof which, in the Trustee's opinion, would or might cause it to incur costs, expenses or liabilities that are Extraordinary Trust Expenses unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, (ii) the Trustee has been instructed to do so by Certificateholders representing not less than the Required Percentage--Remedies of the aggregate principal amount of Certificates then outstanding, and (iii) the Certificateholders, pursuant to the instructions given under clause (ii) above, have agreed that such costs, expenses or liabilities shall either be (x) paid by the Trustee from the Trust, in the case of a vote of 100% of the aggregate principal amount of Certificates then outstanding, or (y) paid by the Trustee (which payment shall be made out of its own funds and not from monies on deposit in the Trust) in which case the Trustee shall be entitled to receive, upon demand, reimbursement from those Certificateholders who have agreed to bear the entire amount of such costs, expenses or liabilities, on a pro rata basis among such Certificateholders.

                  Section 7.07. Eligibility Requirements for Trustee. (a) The Trustee hereunder shall at all times be a corporation or an association which is not an Affiliate of the Depositor (but may have normal banking relationships with the Depositor and its Affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers which shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In the event that at any time such Trustee shall cease to be eligible in accordance with the provisions of this Section 7.07, such Trustee shall resign immediately in the manner and with the effect specified in Section 7.08.

                  (b) In determining whether the Trustee has a conflicting interest under Section 310(b) of the Trust Indenture Act with respect to any Class of Certificates and this Section, each other Class of Certificate will be treated as having been issued under an indenture other than this Trust Agreement.

                  Section 7.08. Resignation or Removal of the Trustee; Appointment of Successor Trustee. (a) The Trustee may at any time resign as Trustee hereunder by written notice of its election so to do, delivered to the Depositor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as hereinafter provided; provided, however, that in the event of such resignation, the Trustee shall (a) assist the Depositor in finding a successor Trustee acceptable to the Depositor and (b) negotiate in good faith concerning any prepaid but unaccrued fees.

                  (b) The Depositor or Holders of the Required
Percentage--Removal of Trustee of Certificates may at any time remove the Trustee as Trustee hereunder by written notice delivered to the Trustee in the manner provided in Section 10.04 hereof, and such removal shall take effect upon the appointment of the successor trustee and its acceptance of such appointment as provided in the succeeding paragraph; provided, however, that in the event of such removal, the Depositor shall negotiate in good faith with the Trustee in order to agree regarding payment of the termination costs of the Trustee resulting from such removal.

                  (c) Upon the designation of a successor Trustee, following either resignation or removal of the Trustee, the Trustee shall deliver to the successor Trustee all records relating to the Certificates in the form and manner then maintained by the Trustee, which shall include a hard copy thereof upon written request of the successor Trustee.

                  (d) If at any time the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property of affairs for the purpose of rehabilitation, conservation or liquidation, the Depositor shall petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. In the event the Trustee resigns or is removed, the Trustee shall reimburse the Depositor for any fees or charges previously paid to the Trustee in respect of duties not yet performed under this Trust Agreement which remain to be performed by a successor Trustee.

                  (e) In case at any time the Trustee acting hereunder notifies the Depositor that it elects to resign or the Depositor or Holders of the Required Percentage--Removal of Trustee of Certificates notifies or notify the Trustee that it or they elects or elect to remove the Trustee as Trustee, the Depositor shall, within sixty (60) days after the delivery of the notice of resignation or removal, appoint a successor Trustee, which shall satisfy the requirements for a trustee under Section 7.07. If no successor Trustee has been appointed within sixty (60) days after the Trustee has given written notice of its election to resign or the Depositor or Holders of the Required Percentage--Removal of Trustee of Certificates have given written notice to the Trustee of its or their election to remove the Trustee, as the case may be, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Every successor Trustee shall execute and deliver to its predecessor and to the Depositor an instrument in writing accepting its appointment hereunder, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Trustee under this Trust Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Depositor, shall execute and deliver an instrument transferring to such successor all rights, obligations and powers of such predecessor hereunder, and shall duly assign, transfer and deliver all right, title and interest in the Underlying Securities and parts thereof to such successor. Any successor Trustee shall promptly give notice of its appointment to the Certificateholders of Certificates for which it is successor Trustee in the manner provided in Section
10.04 hereof.

                  (f) Any corporation into or with which the Trustee may be merged, consolidated or converted shall be the successor of such Trustee without the execution or filing of any document or any further act.

                  Section 7.09. Appointment of Office or Agency. As specified in a Supplement, the Trustee shall appoint an office or agency in The City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for the final distribution with respect thereto, and where notices and demands to or upon the Trustee in respect of the Certificates of the related Series and this Trust Agreement may be served.

                  Section 7.10. Representations and Warranties of Trustee. The Trustee represents and warrants that:

                  (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or association;

                  (ii) neither the execution nor the delivery by the Trustee of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or New York law, governmental rule or regulation governing the banking or trust powers of the Trustee or any judgment or order binding on it, or violate its charter documents or by-laws or constitute a default under (or an event which, without notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of any material contract, indenture, mortgage, agreement or instrument to which it is a party or by which any of its properties may be bound;

                  (iii) the Trustee has full power, authority and right to execute, deliver and perform its duties and obligations as set forth herein and in each Supplement to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

                  (iv) this Trust Agreement has been duly executed and delivered by the Trustee and constitutes, subject to due execution by the Depositor, the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as enforcement may be limited by the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (v) the Trustee is not in violation, and the execution and delivery of the Trust Agreement by the Trustee and its performance and compliance with the terms thereof will not constitute a violation, of any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Trustee or its properties, which violation would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or operations of the Trustee or its properties or on the performance of its duties hereunder;

                  (vi) there are no actions or proceedings against, or investigations of, the Trustee pending, or, to the knowledge of the Trustee, threatened, before any court, administrative agency or other tribunal (A) that could reasonably be expected to prohibit its entering into the Trust Agreement, (B) seeking to prevent the issuance of the Certificates contemplated by the Trust Agreement or (C) that could reasonably affect the performance by the Trustee of its obligations under, or the validity or enforceability against the Trustee of, the Trust Agreement; and

                  (vii) no consent, approval, authorization or order of any court, governmental agency or body is required for the execution, delivery and performance by the Trustee of, or compliance by the Trustee with, the Trust Agreement, or for the consummation of the transactions contemplated by the Trust Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date.

The representations and warranties of the Trustee set forth in this Section 7.10 shall survive the receipt of Underlying Securities by the Trustee and shall survive the delivery of the Trust Agreement by the Trustee to the Depositor.

                  Section 7.11. Indemnification of Trustee by the Depositor; Contribution. (a) The Depositor agrees, to the extent the Trustee is not reimbursed pursuant to Section 7.06 hereof, to indemnify the Trustee against, and hold it harmless from, any loss, expense or liability incurred in connection with any legal action relating to this Trust Agreement or the Certificates or the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under this Trust Agreement or (ii) incurred by reason of wilful misfeasance, bad faith or negligence in the performance of the Trustee's duties hereunder or by reason of reckless disregard of the Trustee's obligations and duties hereunder or as a result of a breach of the Trustee's obligations and duties hereunder.

                  (b) If the indemnification provided for in the preceding paragraph is invalid or unenforceable in accordance with its terms, then the Depositor shall contribute to the amount paid or payable by the Trustee as a result of such liability in such proportion as is appropriate to reflect the relative benefits received by the Depositor on one hand and the Trustee as Trustee on the other hand. For this purpose (i) the benefits received by the Depositor shall be the aggregate amount received by it upon the sale of such Certificates, less the costs and expenses of such sale, including the cost of acquisition of the Underlying Securities or parts thereof evidenced thereby, and (ii) the benefits received by the Trustee, as Trustee shall be the aggregate amount of fees received by it as Trustee, less costs and expenses incurred by it as Trustee in relation to such Certificates. If, however, the allocation provided by the immediately preceding two sentences is not permitted by applicable law, then the Depositor shall contribute to such amount paid or payable by the Trustee in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such liability, as well as any other relevant equitable considerations.

                  (c) In case any claim shall be made or action brought against the Trustee for any reason for which indemnity may be sought against the Depositor as provided above, the Trustee may promptly notify the Depositor in writing setting forth the particulars of such claim or action and the Depositor may assume the defense thereof. In the event that the Depositor assumes the defense, the Trustee shall have the right to retain separate counsel in any such action but shall bear the fees and expenses of such counsel unless (i) the Depositor shall have specifically authorized the retaining of such counsel or
(ii) the parties to such suit include the Trustee and the Depositor, and the Trustee has been advised in writing by such counsel that one or more legal defenses may be available to it which may not be available to the Depositor, in which case the Depositor shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel.

                  (d) The term "Liability", as used in this Section 7.11, shall include any losses, claims, damages, expenses (including without limitation the Trustee's reasonable costs, expenses and attorneys' fees) in defending itself against any losses, claims or investigations of any nature whatsoever.

                  (e) The obligations of the Depositor under this Section 7.11 shall be in addition to any liability which the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Trustee, and to each person, if any, who controls the Trustee within the meaning of the Exchange Act.

                  (f) Notwithstanding anything to the contrary contained in this
Section 7.11, the Depositor shall not be liable for settlement of any such claim by the Trustee entered into without the prior written consent of the Depositor, which consent shall not be unreasonably withheld.

                  (g) The indemnity provided in this Section shall survive the termination or discharge of this Trust Agreement.

                  Section 7.12. Indemnification of Depositor by Trustee. The Trustee, in its individual capacity and not from the assets of the Trust, shall indemnify the Depositor and any successor trustee against any losses, claims, damages, expenses (including without limitation the Depositor's costs and expenses in defending itself against any losses, claims or investigations of any nature whatsoever) or other liabilities, joint or several, which may arise out of acts performed or omitted by the Trustee or its agents due to its or their negligence, bad faith or willful misconduct.

                  Section 7.13. No Liability of the Trustee with Respect to the Underlying Securities; Certificateholders to Proceed Directly Against the Underlying Securities Issuer(s). (a) The sole obligor with respect to any Underlying Security is the Underlying Securities Issuer(s). The Trustee shall not have any obligation on or with respect to the Underlying Securities; and its obligations with respect to Certificates shall be solely as set forth in this Trust Agreement.

                  (b) The Trustee is not authorized to proceed against the Underlying Securities Issuer in the event of a default or to assert the rights and privileges of Certificateholders of Certificates and has no duty in respect thereof except as expressly provided herein.

                  Section 7.14. The Depositor to Furnish Trustee with Names and Addresses of Certificateholders. The Depositor will furnish to the Trustee within 15 days after each Record Date with respect to any Distribution Date, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Depositor of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Depositor as to the names and addresses of the Certificateholders, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar, no such list need be furnished.

                  Section 7.15. Preservation of Information. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders contained in the most recent list furnished to the Trustee as provided in Section 7.14, and the names and addresses of Certificateholders received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.14, upon receipt of a new list so furnished.

                  Section 7.16. Reports by Trustee. If required, within 60 days after

May 15 of each year, commencing with the year 1998, the Trustee shall transmit to the Certificateholders, as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15, if required by Section 313(a) of the Trust Indenture Act.

                  Section 7.17. Trustee's Application for Instructions from the Depositor. Any application by the Trustee for written instructions from the Depositor may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Trust Agreement and the date on and/or after which such action shall be taken or such omission shall be effective, if, but only if, the obligations of the Trustee with respect to such proposed action or omission are not set forth reasonably clearly in these Standard Terms and the related Supplement. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than ten (10) Business Days after the date a Responsible Officer of the Depositor actually receives such application, unless any such Responsible Officer shall have consented in writing to any earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted; provided, however, that this provision shall not protect the Trustee from liability for any action or omission constituting willful misconduct, bad faith or negligence.

                                  ARTICLE VIII

                                  MARKET AGENT

                  Section 8.01. Market Agent. (a) If specified for a specific Series, on the Closing Date the Trustee shall enter into a Market Agent Agreement with Merrill Lynch & Co. as the initial Market Agent, in the form attached to the related Supplement. The Market Agent shall serve as such under the terms and provisions hereof and of the Market Agent Agreement. The Market Agent, including any successor appointed pursuant hereto, shall be a member of the National Association of Securities Dealers, Inc., have capitalization of at least $25,000,000, and be authorized by law to perform all the duties imposed upon it by this Trust Agreement and the Market Agent Agreement. The Market Agent may be removed at any time by the Trustee, acting at the written direction of the Depositor; provided, however, that such removal shall not take effect until the appointment of a successor Market Agent. The Market Agent may resign upon 30 days' written notice delivered to the Trustee. The Depositor shall use its best efforts to appoint a successor Market Agent that is a qualified institution, effective as of the effectiveness of any such resignation or removal.

                                   ARTICLE IX

                                   TERMINATION

                  Section 9.01. Termination upon Liquidation of All Underlying Securities. (a) The respective obligations and responsibilities under this Trust Agreement of the Depositor and the Trustee (other than the obligations of the Trustee to make distributions to Holders of the Certificates of any given Series as hereafter set forth and to provide information reports and information tax reporting) shall terminate upon the distribution to such Holders of all amounts held in all the Accounts for such Series and required to be paid to such Holders pursuant to this Trust Agreement on the Distribution Date coinciding with the final payment on or other liquidation (which may include redemption or other purchase thereof by the applicable Underlying Securities Issuer) (or any Advance with respect thereto) of the last Underlying Security remaining in the Trust for such Series or the disposition of all property acquired upon liquidation of any such Underlying Security; provided, however, that in no event shall any trust created hereby continue beyond the earlier of (1) any date set forth in Section 13 of the applicable Supplement as the termination date for such trust or (2) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                  (b) Written notice of any termination shall be provided as set forth in Section 10.04.

                  (c) Upon presentation and surrender of the Certificates by the Certificateholders on the Final Scheduled Distribution Date, or the Distribution Date coinciding with or next following the earlier to occur of the occurrences specified in Section 9.01(a), with respect to the applicable Series of Certificates, the Trustee shall distribute to each Holder presenting and surrendering its Certificates (i) the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered, or (ii) as specified in the applicable Supplement, if in connection with the Trustee's sale of all the remaining Underlying Securities. Any funds not distributed on such Distribution Date shall be set aside and held in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section 9.01 and Section 4.01 hereof. Immediately following the deposit of funds in trust hereunder, the Trust for such Series shall terminate. Subject to applicable escheat laws, the Trustee shall pay to the Depositor any cash that remains unclaimed, together with interest, if any, thereon, held by the Trustee on the date two years after such termination.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

                  Section 10.01. Amendment. (a) Unless otherwise specified in the applicable Supplement, this Trust Agreement may be amended from time to time by the Depositor and the Trustee without notice to or consent of any of the Certificateholders, for any of the following purposes: (i) to cure any ambiguity; (ii) to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Supplement; (iii) to appoint a change in Trustee for a Series of Certificates subsequent to the Closing Date for such Series; (iv) to provide for administration of separate Trusts by more than one trustee; (v) to provide for a successor Trustee with respect to Certificates of one or more Series; (vi) to provide for the issuance of a new Series of Certificates pursuant to a Supplement issued hereunder pursuant to Sections 5.01 and 5.12 hereof; (vii) to add or supplement any Credit Support for the benefit of any Certificateholders (provided, however, that if any such addition affects any Series or Class of Certificateholders differently than any other Series or Class of Certificateholders, then such addition will not, as evidenced by an Opinion of Counsel, have a material adverse effect on the interests of any affected Series or Class of Certificateholders; (viii) to add to the covenants, restrictions or obligations of the Depositor the Trustee or the Administrative Agent, if any, for the benefit of the Certificateholders;
(ix) to comply with any requirements imposed by the Code; or (x) to add, change or eliminate any other provisions with respect to matters or questions arising under this Trust Agreement; provided, however, that in the case of any amendment the Rating Agency Condition shall be satisfied with respect to such amendment and that no such amendment shall cause any Trust created hereunder to fail to qualify as a fixed investment trust (or "grantor trust") for federal income tax purposes.

                  (b) Without limiting the generality of the foregoing, unless otherwise specified in the applicable Supplement, with respect to any Series, this Trust Agreement may also be modified or amended from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates representing the Required Percentage--Amendment of the aggregate Voting Rights of those Certificates that are adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Underlying Securities which are required to be distributed on any Certificate without the consent of the Holders of such Certificates, or (ii) reduce the percentage of aggregate Voting Rights required to take any action specified in this Trust Agreement, without the consent of the Holders of all Certificates of such Series or Class then Outstanding.

                  Notwithstanding any other provision of this Trust Agreement, for purposes of the giving or withholding of consents pursuant to this Section 10.01, Certificates registered in the name of the Depositor or the Trustee or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates. Notwithstanding any other provision of this Trust Agreement, this Section 10.01(b) shall not be amended without the unanimous consent of the Holders of all such Certificates.

                  (c) Promptly after the execution of any such amendment or modification, the Trustee shall furnish a copy of such amendment or modification to each Certificateholder of the affected Series or Class and to the Rating Agency. It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Section 10.02. Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Trust Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or Proceeding in any court for a partition or winding up of the applicable Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Certificateholder of a given Series shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of any Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Trust Agreement other than pursuant to the provisions hereof.

                  (c) No Certificateholder of a given Series shall have any right by virtue of any provision of this Trust Agreement to institute any Proceeding in equity or at law upon or under or with respect to this Trust Agreement, unless (i) such Holder previously shall have given to the Trustee a written notice of breach of this Trust Agreement and of the continuance thereof,
(ii) the Holders of Certificates of such Series evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights of such Series shall have made written request upon the Trustee to institute such Proceeding in its own name as Trustee hereunder, (iii) such Certificateholder or Certificateholders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, (iv) the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such

Proceeding, and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by Certificateholders evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights of such Series. It is understood and agreed that the Trustee shall not be obligated to make any investigation of matters arising under this Trust Agreement or to institute, conduct or defend any Proceeding hereunder or in relation hereto at the request, order or direction of any Certificateholders unless such Certificateholders have offered to the Trustee the reasonable indemnity referred to above. It is further understood and agreed, and expressly covenanted by each Certificateholder of each Series with every other Certificateholder of such Series and the Trustee, that no one or more Holders of Certificates of such Series shall have any right in any manner whatever by virtue of any provision of this Trust Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates of such Series, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Trust Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders of such Series. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 10.03. Governing Law. This Trust Agreement shall be governed by the laws of the State of New York, without regard to choice-of-law provisions.

                  Section 10.04. Notices. (a) All directions, demands and notices hereunder shall be in writing and shall be delivered as set forth in the applicable Supplement.

                  (b) Any notice required to be provided to a Holder shall be given by first class mail, postage prepaid, at the last address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

                  (c) Any and all notices to be given to the Depositor shall be deemed to have been duly given if sent by facsimile transmission to the Depositor at the Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801. The Depositor may change this information by written notice to the Trustee.

                  (d) Any and all notices to be given to the Trustee shall be deemed to have been duly given if sent by facsimile transmission to the Trustee at United States Trust Company of New York, 114 West 47th Street, 25th Floor, New York, New York 10036, Attention: STEERS, referencing the designation of the applicable Series of Certificates, facsimile transmission number (212) 852-1625, telephone confirmation number (212) 852-1623. The Trustee may change this information by notice to the Depositor.

                  (e) Any and all notices to be given to the Swap Counterparty, if any, will be specified in the Supplement.

                  Section 10.05. Notice to Rating Agencies. (a) The Trustee shall use its best efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) any change or amendment to this Trust Agreement;

                  (ii) the resignation or termination of the Trustee;

                  (iii) the final payment to Holders of the Certificates of any Class;

                  (iv) any change in the location of the Certificate Account;
         and

                  (v) any event that would result in the inability of the Trustee to make Advances.

                  (b) In addition, the Trustee shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in Section 4.03.

                  (c) Any such notice pursuant to this Section 10.05 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to each Rating Agency at the address specified below or in the applicable Supplement.

                  (d) (i) Any and all notices to be given to Moody's shall be deemed to have been duly given if sent by facsimile transmission to Moody's at Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: CBO/CLO Monitoring Department, facsimile transmission number (212) 553-0355, telephone confirmation number (212) 553-1494. Moody's may change this information by notice to the Depositor and the Trustee.

                  (ii) Any and all notices to be given to S&P shall be deemed to have been duly given if sent by facsimile transmission to S&P at Standard & Poor's Rating Group, 26 Broadway, New York, New York 10004, Attention:
Structured Finance Surveillance Group, facsimile transmission number (212) 208-0030, telephone confirmation number (212) 208- 1191. S&P may change this information by notice to the Depositor and the Trustee.

                  (iii) Any and all notices to be given to Duff shall be deemed to have been duly given in sent by facsimile transmission to Duff at Duff & Phelps Credit Rating Co., 55 E. Monroe Street, Suite 3500, Chicago, IL 60603-5701, Attention: Karen O'Donnell, facsimile transmission number (312) 368-3155, telephone confirmation number
(312) 368- 3100. Duff may change this information by notice to the Depositor and the Trustee.

                  (iv) Any and all notices to be given to Fitch shall be deemed to have been duly given in sent by facsimile transmission to Fitch at Fitch Investors Service, L.P., One State Street Plaza, New York, NY 10004, facsimile transmission number (212) 480-4435, telephone confirmation number (212) 908-0500. Duff may change this information by notice to the Depositor and the Trustee.

                  Section 10.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or of the Certificates or the rights of the Holders thereof.

                  Section 10.07. Grant of Security Interest. (a) It is the express intent of the parties hereto that each conveyance of any Underlying Securities by the Depositor to the Trustee be, and be construed as, a sale of the Underlying Securities by the Depositor and not a pledge of any Underlying Securities by the Depositor to secure a debt or other obligation of the Depositor.

                  (b) In the event that, notwithstanding the aforementioned intent of the parties, any Underlying Securities are held to be property of the Depositor, then, (x) it is the express intent of the parties that such conveyance be deemed a pledge of such Underlying Securities by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (y)(1) this Trust Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York, or such other State as may be specified in the related Supplement; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all the Depositor's right, title and interest in and to such Underlying Securities and all amounts payable to the holders of such Underlying Securities in accordance with the terms hereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property including all amounts from time to time held or invested in the applicable Certificate Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all the Depositor's obligations under this Trust Agreement, including the obligation to provide to the Certificateholders the benefits of this Trust Agreement relating to such Underlying Securities and the applicable Trust; and (4) notifications to persons holding such property, and acknowledgements, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgements, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

                  Accordingly, the Depositor hereby grants to the Trustee a security interest in the Underlying Securities and all other property described in clause (y)(2) of the preceding paragraph, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause
(y)(3) of the preceding paragraph. Notwithstanding the foregoing, the parties hereto intend the Grant pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Underlying Securities and assets constituting the applicable Trust by the Depositor to the Trustee.

                  (c) The Depositor and the Trustee shall, to the extent consistent with this Trust Agreement, take such actions as may be necessary to ensure that, if this Trust Agreement were deemed to create a security interest in the Underlying Securities, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such for so long as any of the Underlying Securities remain outstanding. Without limiting the generality of the foregoing, the Trustee shall file, or shall cause to be filed, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Underlying Securities, including (x) continuation statements and (y) such other statements as may be occasioned by (1) any change of name of the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the Depositor or (3) any transfer of any interest of the Depositor in any Underlying Security.

                  Section 10.08. Nonpetition Covenant. Notwithstanding any prior termination of this Trust Agreement, each of the Trustee (including any Administrative Agent, Authenticating Agent and Paying Agent) and the Depositor agrees that it shall not, until the date which is one year and one day after the termination of a Series, acquiesce, petition or otherwise invoke or cause a Trust to invoke the process of the United States, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Trust or all or any part of the property or assets of such Trust or ordering the winding up or liquidation of the affairs of such Trust.

                  Section 10.09. No Recourse. Neither the Trustee (including any Administrative Agent, Authenticating Agent or Paying Agent) nor the Depositor shall have any recourse to the Underlying Securities, except as specifically provided in the related Supplement.

                  Section 10.10. Article and Section References. All article and section references used in these Standard Terms, unless otherwise provided, are to articles and sections in these Standard Terms.

                  Section 10.11. Counterparts. These Standard Terms may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute one and the same instrument.

                  Section 10.12. Trust Indenture Act. This Trust Agreement is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions. The Trustee agrees to take all actions within its control to prevent these Standard Terms, as supplemented by any Supplements, from failing to qualify under the Trust Indenture Act.

                  IN WITNESS WHEREOF, the Depositor and the Trustee have caused these Standard Terms to be duly executed by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                     MERRILL LYNCH DEPOSITOR,
                                      INC.,
                                      as Depositor

                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                     UNITED STATES TRUST COMPANY OF NEW YORK,
                                      as Trustee

                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:

                  Reconciliation and tie between the Trust Agreement, dated as of ________ __, 1997, and the Trust Indenture Act of 1939, as amended. This reconciliation does not constitute part of Trust Agreement.

=====================================================================
          Trust Indenture Act                        Trust
            of 1939 Section                    Agreement Section
            ---------------                    -----------------
---------------------------------------------------------------------
            310(a)(1)                                7.07
---------------------------------------------------------------------
                (a)(2)                               7.07
---------------------------------------------------------------------
                (a)(5)                               7.07
---------------------------------------------------------------------
            312(a)                                   7.14
---------------------------------------------------------------------
            313(a)                                   7.16
---------------------------------------------------------------------
            314(a)                                   3.10
---------------------------------------------------------------------
                (b)                                  3.11(d)
---------------------------------------------------------------------
                (c)(1)                               1.03
---------------------------------------------------------------------
                (c)(2)                               1.03
---------------------------------------------------------------------
                (e)                                  1.03
---------------------------------------------------------------------
            315(a)(1)                                7.01
---------------------------------------------------------------------
            315(a)(2)                                7.03
---------------------------------------------------------------------
            315(b)                                   7.01(d)
---------------------------------------------------------------------
            315(d)                                   7.01(c)
---------------------------------------------------------------------
            316(a)(1)(A)                             5.19
---------------------------------------------------------------------
                (a)(1)(B)                            5.20
---------------------------------------------------------------------
                (b)                                  5.21
---------------------------------------------------------------------
                (c)                                  1.03(b)
---------------------------------------------------------------------
            317(a)(1)                                5.18
---------------------------------------------------------------------
                (b)                                  5.13
---------------------------------------------------------------------
            318(a)                                  10.12
=====================================================================

                           [FORM OF SERIES SUPPLEMENT]

                                   DEBT UNITS

                      SERIES 199[__] - [SERIES DESIGNATION]

                                     between

                          MERRILL LYNCH DEPOSITOR, INC.

                                  as Depositor

                                       and

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                   as Trustee

                                   DEBT UNITS

                          Dated as of ________ __, 199_

Section 1.  Incorporation of Standard Terms...............................

Section 2.  Definitions...................................................

Section 3.  Designation of Trust and Certificates.........................

Section 4.  Satisfaction of Conditions to Initial
            Execution and Delivery of Trust Certificates................

Section 5.  Distributions.................................................

Section 6.  Trustee's Fees................................................

Section 7.  Optional Exchange ............................................

Section 8.  Events of Default; Remedies...................................

Section 9.  Miscellaneous.................................................

Section 10. Notices.......................................................

Section 11. Governing Law.................................................

Section 12. Counterparts..................................................

Section 13. Termination of the Trust......................................

Section 14. Sale of Underlying Securities, Tax Event[, Callable Series]...

Section 15. Amendments....................................................

Section 16. Voting of Underlying Securities...............................

SCHEDULE I        SERIES 199[__] - [SERIES DESIGNATION] UNDERLYING
                  SECURITIES SCHEDULE

SCHEDULE II       AMORTIZATION SCHEDULE -- CLASS _-1 DEBT UNITS
SCHEDULE III      ACCRETION SCHEDULE -- CLASS _-2 DEBT UNITS

EXHIBIT A         STANDARD TERMS FOR TRUST AGREEMENTS
EXHIBIT B         FORM OF TRUST CERTIFICATE
EXHIBIT C         FORM OF MARKET AGENT AGREEMENT

                                   DEBT UNITS

                                   Supplement

                      SERIES 199[__] - [SERIES DESIGNATION]

                  Supplement, SERIES 199[_] - [SERIES DESIGNATION], dated as of ________ __, 199 (the "Supplement"), by and between MERRILL LYNCH DEPOSITOR, INC., a Delaware corporation, as Depositor (the "Depositor"), and UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Depositor desires to create the Trust designated herein (the "Trust") by executing and delivering this Supplement, which shall incorporate the terms of the Standard Terms for Trust Agreements, dated as of ________ __, 1997 (the "Standard Terms"; together with this Supplement, the "Trust Agreement"), by and between the Depositor and the Trustee, as modified by this Supplement;

                  WHEREAS, the Depositor desires to deposit the Underlying Securities set forth on Schedule I attached hereto into the Trust;

                  WHEREAS, in connection with the creation of the Trust and the deposit therein of the Underlying Securities, it is desired to provide for the issuance of the Certificates evidencing undivided interests in the Trust; and

                  WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Supplement to evidence the acceptance by the Trustee of the Trust;

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor and the Trustee as follows:

                  Section 1. Incorporation of Standard Terms. (a) All of the provisions of the Standard Terms, a copy of which is attached hereto as Exhibit A, are hereby incorporated herein by reference in their entirety and this Supplement and the Standard Terms shall form a single agreement between the parties. In the event of any inconsistency between the provisions of this Supplement and the provisions of the Standard Terms, the provisions of this Supplement will control with respect to the transactions described herein.

                  Section 2. Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Supplement. (Section 2(b) below sets forth terms listed in the Standard Terms which are not applicable to this Series.) Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

                  "Administrative Agent Termination Event" shall mean, in addition to the events set forth in the definition thereof in the Standard Terms, [_______________].

                  "Allocation Ratio" shall mean the allocation among the [holders of the Class _- 1 Certificates, the Class _-2 Certificates, the Retained Interest and the Call Right]as follows:

                                            Class_-1          Class_-2
                                            --------          --------

         Voting Rights:                           %                 %
         Call Price:                              %                 %
         Liquidation Proceeds:                    %                 %
         Realized Losses:                         %                 %
         Eligible Expenses:                       %                 %
         Allowable Expense Amounts:               %                 %
         Extraordinary Trust Expenses:            %                 %

[all in accordance with the ratio of the Class _-1 Allocation to the Class _-2 Allocation.]

                  "Available Funds" shall have the meaning specified in the Standard Terms, except that investment income earned on funds invested pursuant to Section 3.05 of the Standard Terms shall not be included in Available Funds.

                  "Call Price:" [________]

                  "Class _-1 Allocation" shall mean the sum of the present values (discounted at the rate of [__.__]% per annum) of each of the unpaid interest coupons due or to become due on the Underlying Securities on or prior to the Final Scheduled Distribution Date.

                  "Class _-1 Certificates" shall mean [_______________].

                  "Class _-2 Allocation" means the sum of the present values (discounted at the rate of [__.__]% per annum) of each of the unpaid interest coupons due or to become due on the Underlying Securities after the Final Scheduled Distribution Date plus the sum of the present values (discounted at the rate of [__.__] per annum) of each of the principal amounts of the Underlying Securities (in each case assuming that the Underlying Securities were paid when due and were not redeemed prior to their stated maturity).

                  "Class _-2 Certificates" shall mean [_______________].

                  "Closing Date" shall mean ________ __, 199_.

                  "Collection Period" shall mean, (i) with respect to each ________ Distribution Date, the period beginning on the day after the ________ Distribution Date of the previous year and ending on such ________ Distribution Date, inclusive, except for the ________ 199_ Distribution Date, as to which the Collection Period shall be the period beginning on ________ __, 199_ and ending on such ________ 199_ Distribution Date, inclusive and, (ii) with respect to each ________ Distribution Date, the period beginning on the day after the ________ Distribution Date of that year and ending on such ________ Distribution Date, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 9(h) hereof.

                  "Corporate Trust Office" shall mean the office of the Trustee, located at 111 Broadway, Lower Level, New York, New York 10006.

                  "Cut-off Date" shall mean the Closing Date

                  "Depository" shall mean the Depository Trust Company, its nominees and their respective successors.

                  "Distribution Date" shall mean ________ __ and ________ __ of each year (or if such date is not a Business Day, the next succeeding Business
Day), commencing on ________ __, ____ and ending on the Final Scheduled Distribution Date.

                  "Distribution Election" shall mean [____________].

                  "Eligible Investments" shall be as defined in the Standard Terms; provided, however, that (i) the minimum required rating for long-term instruments will be equal to the rating of the Underlying Securities, and (ii) the rating of any short-term instruments will be [___] by S&P and [___] by Moody's; and provided, further, that any such investment matures no later than the Business Day prior to any related Distribution Date.

                  "Event of Default" shall mean (i) a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period), and (ii) a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable and (iii) any other event specified as an "Event of Default" in the Underlying Securities Indenture.

                  "Final Scheduled Distribution Date" shall mean: ________ __, 20__.

                  "Fixed Pass-Through Rate" shall mean: [__.__]% per annum.

                  "Interest Accrual Period" shall mean for any Distribution Date, the period from and including the preceding Distribution Date (or in the case of the first Interest Accrual Period, from and including the Closing Date) to but excluding the current Distribution Date.

                  "Liquidation Price" shall mean the price at which the Market Agent sells the Underlying Securities on behalf of the Trustee.

                  "Optional Exchange Date" shall mean any Distribution Date on which Underlying Securities subject to Optional Exchange are distributed to Merrill Lynch & Co. in accordance with Section 4.07 of the Standard Terms and
Section 7 of this Supplement.

                  "Ordinary Expenses" shall mean the compensation due the Trustee for Ordinary Expenses (as defined in the Standard Terms), which shall be fixed at $2,000 per annum (payable in semi-annual installments of $1,000), payable from amounts paid in respect of interest on the Underlying Securities.

                  "Pass-Through Rate" shall mean:  [__.__]%

                  "Prepaid Ordinary Expenses" shall be zero (0) for this Series.

                  "Prospectus Supplement" shall mean the Prospectus Supplement, dated ________ __, 199_, relating to the Certificates.

                  "Rating Agency" shall mean Moody's and S&P.

                  "Record Date" shall mean the day immediately preceding each Distribution Date.

                  "Related Assets" shall mean [_____________].

                  ["Required Rating" shall mean, in the case of Moody's, the rating assigned to the Underlying Securities by Moody's as of the Closing Date, and, in the case of S&P, the rating assigned to the Underlying Securities by S&P as of the Closing Date.]

                  "Series" shall mean Series 199[_]-[Series Designation].

                  "Specified Currency" shall mean Dollars.

                  "Trustee Fee" shall mean the payment of [____________] on each Distribution Date.

                  "Trust Property" shall mean the Underlying Securities described on Schedule I hereto.

                  "Underlying Securities" shall mean [_______________].

                  "Underlying Securities Indenture" shall mean the indenture pursuant to which the Underlying Securities were issued.

                  "Underlying Securities Issuer" shall mean [_______________].

                  "Voting Rights" shall, in the entirety, be allocated among all Class _-1 Certificateholders and Class _-2 Certificateholders in accordance with the Allocation Ratio. Within each class, Voting Rights shall be allocated among Certificateholders in proportion to the then outstanding principal balances of their respective Certificates.

                  (b) The terms listed below are not applicable to this Series.

                  "Accounting Date"

                  "Advance"

                  "Allowable Expense Amount"

                  "Business Day"

                  "Credit Support"

                  "Credit Support Instrument"

                  "Credit Support Provider"

                  "Eligible Expense"

                  "Exchange Rate Agent"

                  "Floating Pass-Through Rate"

                  "Guaranteed Investment Contract"

                  "Initial Accrued Interest"

                  "Letter of Credit"

                  "Limited Guarantor"

                  "Limited Guaranty"

                  "Liquidation Price"

                  "Notional Amount"

                  "Requisite Reserve Amount"

                  "Retained Interest"

                  "Surety Bond"

                  "Swap Agreement"

                  "Swap Counterparty"

                  "Swap Distribution Amount"

                  "Swap Guarantee"

                  "Swap Guarantor"

                  "Swap Receipt Amount"

                  "Swap Termination Payment"

                  Section 3. Designation of Trust and Certificates. (a) The Trust created hereby shall be known as the "Debt Units Trust, Series 199 [__] - [SERIES DESIGNATION]". The Certificates evidencing certain undivided ownership interests therein shall be known as the "Debt Units, Series 199[_] - [SERIES DESIGNATION]".

                  (b) The Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit B. The Certificates shall be issued in authorized denominations of [$1,000] (the "Authorized Denomination") and integral multiples of [$1,000] in excess thereof. Except as provided in the Standard Terms, the Trust shall not issue additional Certificates or incur any indebtedness.

                  (c) The Class _-1 Certificates have an initial aggregate principal amount of $[ ]. The Class _-2 Certificates have an initial aggregate principal amount of $[ ]. The Class _-1 Certificates will be entitled to receive on each Distribution Date the interest received on the Underlying Securities, which will represent a return of principal on the Class _-1 Certificates in accordance with the amortization schedule set forth in Schedule II hereto and the payment of interest at a rate of [__.__]% per annum on the outstanding principal amount of the Class _-1 Certificates. The Class _-2 Certificates will not be entitled to distributions of interest. The Class _-2 Certificates will accrete principal at the rate of [__.__]% per annum, in accordance with the accretion schedule set forth in
Schedule III hereto, to a principal amount of $[ ] on [ ] __ 20__. On [ ] __, 20__, the Class _-2 Certificates will be entitled to a distribution of all of the Underlying Securities held by the Trust as of such date. On or prior to the 60th day preceding [ ] __, 20__, the Trustee shall request instructions from the registered holders of the Class _-2 Certificates regarding the account or accounts to which transfer of the Underlying Securities should be made, and other information relevant to such transfer.

                  (d) Any reference to the principal amount of the Certificates shall be construed as a reference to the amortized amount of the Class _-1 Certificates and the accreted amount of the Class _-2 Certificates, unless otherwise indicated.

                  Section 4. Satisfaction of Conditions to Initial Execution and Delivery of Trust Certificates. The Trustee hereby acknowledges receipt, on or prior to the Closing Date, of:

                  (i) the Underlying Securities set forth on Schedule I hereto; and

                  (ii) all documents required to be delivered to the Trustee pursuant to Section 2.01 of the Standard Terms.

                  Section 5. Distributions. (a) On each applicable Distribution Date, the Trustee shall apply solely to the extent of Available Funds in the Certificate Account as follows (subject to Section 5(c) below):

                  (i) first, to the Trustee, the Trustee Fee, Ordinary Expenses and reimbursement for any approved Extraordinary Trust Expenses incurred by the Trustee in accordance with Section 6(b) below and approved by 100% of the Certificateholders;

                  (ii) second, to the Class _-1 Certificateholders, interest accrued during the related Interest Accrual Period at the rate of [__.__]% per annum on the principal amount of the Class _-1 Certificates and principal distributable on such Class_-1 Certificates on such Distribution Date;

                  (iii) third, to the Class _-1 Certificateholders, if available, any additional interest owed and paid by the Underlying Securities Issuer as a result of a delay in the receipt by the Trustee of any payment on the Underlying Securities; [Retained Interest holder]

                  (iv) fourth, to the Class _-2 Certificateholders, on the Final Scheduled Distribution Date only, a distribution of all Underlying Securities held by the Trust as of such date;

                  (v) fifth, to the extent there are Available Funds in the Certificate Account, to any creditors of the Trust in satisfaction of liabilities thereto.

                  (b) On the Optional Exchange Date, if applicable, the Trustee shall distribute to Merrill Lynch & Co. Underlying Securities in accordance with
Section 7 hereof.

                  Subject to Section 9(f) hereof, to the extent Available Funds are insufficient to make any required distributions due to any Class of Certificates on any Distribution Date, any shortfall will be carried over and will be distributed on the next Distribution Date on which sufficient funds are available on the Available Funds to pay such shortfall.

                  Section 6. Trustee's Fees. (a) As compensation for its services hereunder, the Trustee shall be entitled to Ordinary Expenses.

                  (b) Extraordinary Trust Expenses shall not be paid out of the Trust Property unless (i) the Trustee is satisfied that it will have adequate security or indemnity in respect of such costs, expenses and liabilities, and
(ii) either (a) all the Certificateholders of each of Class A-1 and Class A-2 Certificates then outstanding have voted to require the Trustee to incur such Extraordinary Trust Expenses; or (b) any lesser percentage of the Certificateholders requesting such action pursuant hereto have agreed to reimburse the Trustee for the cost thereof from their own funds. If Extraordinary Trust Expenses are not approved unanimously as set forth in clause
(ii)(a), such Extraordinary Trust Expenses shall not be an obligation of the Trust, and the Trustee shall not file any claim against the Trust therefor notwithstanding failure of Certificateholders to reimburse the Trustee.

                  Section 7. Optional Exchange. (a) On each Optional Exchange Date, Merrill Lynch & Co. may tender Certificates to the Trustee and receive a distribution of [Underlying Securities] having a principal amount equal to the combined principal amounts and principal amounts at maturity, respectively of the Class _-1 Certificates and Class _-2 Certificates, respectively, being tendered by Merrill Lynch & Co. to the Trustee.

                  (b) Of the requirements set forth in Section 4.097 of the Standard Terms, the following do not apply: [___________].

                  Section 8. Events of Default Within 30 days of the occurrence of an Event of Default, the Trustee will give notice to the Certificateholders, transmitted by mail, of all such uncured or unwaived Events of Default actually known to it. However, unless there is an Event of Default relating to the payment of principal of or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Certificateholders.

                  Section 9. Miscellaneous. (a) The provisions of Section 4.04, Advances, of the Standard Terms shall not apply to the Series 199[_] - [Series Designation] Certificates.

                  (b) The provisions of Section 4.07, Optional Exchange, of the Standard Terms shall not apply to the Series 199[_] - [Series Designation] Certificates in the case of an Optional Exchange pursuant to Section 7 hereof.

                  (c) The Trustee shall forward to the New York Stock Exchange the reports to Certificateholders delivered pursuant to Section 4.03 of the Standard Terms.

                  (d) The Certificateholders shall not be entitled to terminate the Trust or cause the sale or other dispositions of the Underlying Securities.

                  (e) If the Trustee has not received payment with respect to a Collection Period on the Underlying Securities on or prior to the related Distribution Date, such distribution will be made promptly upon receipt of such payment. No additional amounts shall accrue on the Certificates or be owed to Certificateholders as a result of such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the Class _-1 Certificateholders, proportionately to the ratio of their respective entitlements to interest.

                  (f) The outstanding principal balance of the Certificates shall not be reduced by the amount of any Realized Loss (as defined in the Standard Terms).

                  (g) The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust Property and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

                  (h) Notwithstanding anything in the Trust Agreement to the contrary, the Trustee may be removed upon 60 days prior written notice delivered by the Holders of Class _-1 and Class _-2 Certificates representing the Required Percentage--Removal.

                  Section 10. Notices. All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee).

                  If to the Depositor, to:

                  Merrill Lynch Depositor, Inc.
                  c/o  Merrill Lynch & Co.
                  World Financial Center
                  New York, NY  10281
                  Attention:        Frank D. Ronan
                  Telephone:        (212) 449-1000
                  Facsimile:        (212) ___-____

                  [With a copy to the Directors:

                  c/o [_______________]
                  Address
                  City
                  Telephone:
                  Facsimile:

                  If to the Market Agent, to:

                  [Market Agent]
                  Address
                  City
                  Attention:

                  Telephone:
                  Facsimile:

                  If to the Trustee, to:

                  United States Trust Company of New York
                  114 West 47th Street
                  25th Floor
                  New York, New York  10036
                  Attention:        STEERS [Series designation]

                  Referencing:
                  Telephone:        (212) 852-1667

                  Facsimile:        (212) 852-1625

                  If to the Rating Agencies, to:

                  Moody's Investors Service, Inc.
                  99 Church Street 21W
                  New York, New York  10007

                  Attention:        CBO/CLO Monitoring Department
                  Telephone:        (212) 553-1494
                  Facsimile         (212) 553-0355

                  and to:

                  Standard & Poor's
                  26 Broadway
                  New York, New York  10004

                  Attention:        Structured Finance Surveillance Group
                  Telephone:        (212) 208-1191

                  Facsimile:        (212) 208-0030

                  If to the New York Stock Exchange, to:

                  New York Stock Exchange, Inc.
                  20 Broad Street
                  New York, New York  10005
                  Attention:        Michael Hyland
                  Telephone:        (212) 656-5868
                  Facsimile:        (212) 656-7094

                  Section 11. Governing Law. This Supplement and the transactions described herein shall be governed by the laws of the State of New York without reference to choice-of-law provisions.

                  Section 12. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

                  Section 13. Termination of the Trust. The Trust shall terminate upon the earliest to occur of (i) the payment in full at maturity or sale by the Trust after a payment default on or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due to the Class _-1 and Class _-2 Certificateholders and

(ii) the Final Scheduled Distribution Date. To the extent that the provisions of this Section 13 conflict with Section 9.01 of the Trust Agreement, the latter shall control.

                  Section 14. Sale of Underlying Securities, Tax Event[, Callable Series] (a) In the case of Extraordinary Trust Expenses approved by 100% of the Certificateholders of a given Class, pursuant to Section 6(b) hereof, the Trustee may sell the Underlying Securities to pay such Extraordinary Trust Expenses.

                  [(b) [[set forth the Series or any Class thereof that is a Callable Series] is a Callable Series, pursuant to Section 4.08 of the Standard Terms. Except in the case of a Tax Event, the Call Terms are as follows:

         (i)      [______________] is the initial holder of the Call Right;

         (ii) the [Certificate Principal Balance] [Notional Amount] of each Certificate being purchased pursuant to the Call Right must be an Authorized Denomination;

         (iii) the Call Right may be exercised on ________ __, ____ [any regular Distribution Date, beginning ____, ] (the "Call Date[s]"); and

         (iv) [______________] shall be the Call Price for any exercise of the Call Right[, except in the case of a Call Right exercised in connection with a Tax Event].

         [(b)][(c)]  If a Tax Event occurs, the Call Terms are as follows:

         (i) The Certificate of each Holder is subject to the Call Right to the extent of the ratio of (A) the [principal amount][principal amount at maturity] of the Underlying Securities subject to the Tax Event over (B) the aggregate [Certificate Principal Balance][Notional Amount] of such [Series][Class] Outstanding;

         (ii) the Call Date is the earliest practicable date following notice of a Tax Event by the Underlying Securities Issuer or the Underlying Securities trustee; and

         (iii) [______________] shall be the Call Price for any exercise of the Call Right in connection with a Tax Event.

                  Section 15. Amendments. Notwithstanding anything in the Trust Agreement to the contrary, in addition to the other restrictions on modification and amendment contained herein, the Trustee shall not enter into any amendment or modification of the Trust Agreement which would adversely affect in any material respect the interests of the Holders of any Class of Certificates without the consent of the Holders of 100% of such Class of

Certificates; provided, however, that no such amendment or modification will be permitted which would alter the status of the Trust as a grantor trust for federal income tax purposes. Further, no amendment shall be permitted which would adversely affect in any material respect the interests of any Class of Certificateholders without confirmation by each Rating Agency that such amendment will not result in a downgrading or withdrawal of its rating of such Certificates.

                  Section 16. Voting of Underlying Securities, Modification of Indenture. The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by the Depository and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from the Depository, the Underlying Securities trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities Indenture or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required, after weighing the votes of the Class _-1 Certificateholders and the votes of the Class _-2 Certificateholders according to the Allocation Ratio; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on or consent to any matter (i) unless such vote or consent would not (based on an Opinion of Counsel) alter the status of the Trust as a grantor trust for federal income tax purposes or result in the imposition of tax upon the Certificateholders, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of a default under the Underlying Securities or an event which with the passage of time would become an event of default under the Underlying Securities and with the unanimous consent of all outstanding Class _-1 and Class _-2 Certificateholders, or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities Indenture and only with the consent of Certificateholders representing 100% of the Class _-2 Certificates and 100% of the Class _-1 Certificates. The Trustee shall have no liability for any failure to act resulting from Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

                  In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the outstanding Underlying Securities or any other offer is made for the Underlying Securities, the Trustee shall notify the Class _-1 and Class _-2 Certificateholders of such offer promptly. The Trustee must reject any such offer unless the Trustee is directed by the affirmative vote of the Holders of 100% of the Class _-1 and Class _-2 Certificates to accept such offer and the Trustee has received the tax opinion described above.

                  If an event of default under the Underlying Securities Indenture occurs and is continuing, and if directed by all of the outstanding Class _-1 and Class _-2 Certificateholders, the Trustee shall vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective authorized officers as of the date first written above.

                                  Merrill Lynch Depositor, Inc.
                                   as Depositor

                                  By:
                                     ---------------------------------
                                     Name:
                                     Title:

                                  United States Trust Company of New York,
                                   as Trustee

                                  By:
                                     ---------------------------------
                                     Name:
                                     Title:

                                                                      SCHEDULE I

                DEBT UNITS, SERIES 199[_] - [SERIES DESIGNATION]

                         UNDERLYING SECURITIES SCHEDULE

Underlying Securities:                  [___.___]% [Debentures][Senior
                                        Notes][Senior Discount Notes][Senior
                                        Subordinated Notes][specify other
                                        security] due ________ __, 20__.

Underlying Securities Issuer:           [_____________]

[Underlying Securities guarantor:       [_____________]]

Underlying Securities

[CUSIP][CINS][ISIN] Number:             [__________]

Underlying Securities

Original Issue Date:                    ________ __, 199_

Underlying Securities

Original Issue Price:                   ___.__

Underlying Securities
Principal Amount[at maturity]
originally issued:                      $____________]

Underlying Securities
Listing:                                [NYSE]

Underlying Securities
Registration:                           [registered with the Commission on Form
                                        S-3][issued pursuant to an exemption
                                        [state whether Rule 144(k) or other
                                        exemption applies]]

[Principal Amount][Principal
Amount at Maturity] of
Underlying Securities
not Granted to the Trust:               $_____________

Underlying Securities
Maturity Date:                          ________ __, 20__

Underlying Securities
Principal Payment Date:                 ________ __, 20__

Underlying Securities
Interest Rate:                          [__.__]% per annum

[Underlying Securities
Interest Payment Dates:                 ________ __ and ________ __,
                                        commencing ________ __, 199_]

Underlying Securities
Record Dates:                           [        ] __ and [        ] __

[Underlying Securities
Optional Redemption:]

Underlying Securities
Ranking: Based upon the Prospectus relating to the Underlying Securities, the Underlying Securities rank [on a parity with all other unsecured and unsubordinated indebtedness of [the Underlying Securities Issuer]]

Underlying Securities
Collateral:                             [None]

Underlying Securities
Amortization:                           [None]

Underlying Securities

Interest Accrual Periods:               [semi-annual]

Underlying Securities
Authorized Denomination
and Specified Currency:                 [$1,000]

Underlying Securities
Rating as of Closing:                   "[__]" by [Moody's] and "[__]" by [S&P].

Underlying Securities
Form:                                   [Book-entry debt security with
                                        [DTC[Euroclear][Cedel]]

                                                                     SCHEDULE II

                 Amortization Schedule -- Class _-1 Certificates

                                (to be provided)

                                                                    SCHEDULE III

                  Accretion Schedule -- Class _-2 Certificates

                                (to be provided)

                                                                       EXHIBIT A

                       Standard Terms for Trust Agreements

                              (begins on next page)

                                    EXHIBIT B

                               Form of Certificate

                                                       No. __________ $ [Amount]
                                                            CUSIP NO. __________

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL CERTIFICATES REPRESENTED HEREBY, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO CEDE & CO. OR BY CEDE & CO. TO DTC OR TO ANOTHER NOMINEE OF DTC OR BY DTC OR CEDE & CO. TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

                  THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

                                [---------------]
                             [NAME OF] CERTIFICATES

                     SERIES 199[___] - [SERIES DESIGNATION]

                          $ [AMOUNT] PRINCIPAL BALANCE

                          [___.___]% PASS-THROUGH RATE

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $[Amount] aggregate principal amount of [___.___]% Debentures due ________ __, 199_ of [_______________] (the "Underlying Security Issuer") and all payments received thereon (the "Trust Property"), deposited in trust by Public STEERS Ltd. (the "Depositor").

THIS CERTIFIES THAT CEDE & CO. is the registered owner of $[Amount] DOLLARS nonassessable, fully-paid, fractional undivided interest in the [Name of] Certificates Trust, Series 199[__] - [SERIES DESIGNATION], formed by the Depositor.

                  The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of ________ __, 1997 (the "Standard Terms"), between the Depositor and United States Trust Company of New York, a New York [banking] corporation, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Supplement, Series 199[___] - [SERIES DESIGNATION], dated as of ________ __, 199__] (the "Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

                  This Certificate is one of the duly authorized Certificates designated as the "[Name of] Certificates, Series 199[__] - [SERIES DESIGNATION]" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) Underlying Securities described in the Trust Agreement; (ii) all payments on or collections in respect of the Underlying Securities accrued on or after ________ __, 199__] (the "Closing Date"); and
(iii) all funds from time to time deposited with the Trustee relating to the Certificates and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

                  Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's fractional undivided interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date (whether or not a Business Day). If a payment with respect to the Underlying Securities is made to the Trustee after the date on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date").

                  Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

                  Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

                  THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE-OF-LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                                           [NAME OF] CERTIFICATES
                                           TRUST, SERIES 199[__] -
                                           [SERIES DESIGNATION]

                                           By: [_______________] not in its
                                           individual capacity but solely as
                                           Trustee,

                                           By:  _________________________
                                                    Authorized Officer

Dated:   ________ __, 199__

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the [Name of] Certificates, Series 199[__] - [SERIES DESIGNATION], described in the Trust Agreement referred to herein.

                                           [---------------],
                                           not in its individual capacity but
                                           solely as Trustee,

Dated:                                     By:  _________________________
                                                    Authorized Officer

                            (REVERSE OF CERTIFICATE)

                  The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the [Trust Property] (to the extent of its rights therein) for distributions hereunder.

                  The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than 66-2/3% of the aggregate Voting Rights of the Certificates subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any Predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  The Certificates are issuable in fully registered form only in minimum original principal amounts of $1,000 and integral multiples of $1,000 in excess thereof.

                  As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in Authorized Denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is [_______________].

                  No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

                  It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under

Treasury Regulation Section 301.7701-4, and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

                  The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust Property and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

                  The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i) the distribution in full of all amounts due to Certificateholders and retirement of the Underlying Securities, (ii) the distribution in full of all amounts due to Certificateholders on the Final Scheduled Distribution Date, and (iii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account or Keogh plan (any such plan or account, a "Plan") may purchase Certificates if either (i) the Underwriter is able to confirm the existence of at least 100 independent purchasers or (ii) the Plan can represent that its purchase of the Certificates would not be prohibited under ERISA or the Code.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER
OF ASSIGNEE

--------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)

--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

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Attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:

                                    ----------------------------*
                                    Signature Guaranteed:

                                    ----------------------------*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. [Such signature must be guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).] [Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.]

                            OPTION TO ELECT EXCHANGE

                  If you wish to have this Certificate, or a portion thereof, exchanged by the Trustee pursuant to Section 4.07 of the Standard Terms, check the Box: |_|

         If you wish to have less than all of this Certificate exchanged, state the amount:

$-------------------.

Date:--------------

Your Signature:
               ----------------------------------------------------------------
               (Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee: -------------------------

                                                                       EXHIBIT C

                         Form of Market Agent Agreement

                              (begins on next page)

                                                                       EXHIBIT D

                             Form of Swap Agreement

                              (begins on next page)